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                                                                 EXHIBIT 10.32.1

     AMENDED AND RESTATED CREDIT AGREEMENT, dated as of the 22nd day of October, 2002 and effective as of the 6th day of November, 2002 by and among KNOLOGY BROADBAND, INC., a Delaware corporation, as guarantor (the "Guarantor"), certain Subsidiaries of the Guarantor identified on the signature pages hereto (excluding KNOLOGY of Georgia, Inc.), as borrowers (collectively, the "Initial Borrowers") and any Additional Borrowers who may become party to this Agreement, collectively with the Initial Borrowers, the "Borrowers"), KNOLOGY of Georgia, Inc., the Lenders who are or may become a party to this Agreement, and WACHOVIA BANK, NATIONAL ASSOCIATION, formerly known as First Union National Bank, a national banking association, as Administrative Agent for the Lenders.

                              STATEMENT OF PURPOSE

     Pursuant to the Credit Agreement dated as of December 22, 1998 (as amended by the First Amendment, dated as of July 8, 1999, the Second Amendment, dated as of November 24, 1999, the Third Amendment, dated as of March 31, 2000, the Fourth Amendment, dated as of September 30, 2000, the Fifth Amendment, dated as of March 31, 2001, the Sixth Amendment, dated as of November 7, 2001, the Seventh Amendment, dated as of January 1, 2002, the Eighth Amendment, dated as of March 31, 2002 as amended by the Ninth Amendment, dated as of June 30, 2002 and as further amended, restated, modified or otherwise supplemented from time to time prior to the date hereof, the "Existing Credit Agreement") by and among the Guarantor, Borrowers, the Existing Lenders (as defined below) party thereto, and the agents listed therein, such Existing Lenders extended certain credit facilities to the Borrowers pursuant to the terms thereof.

     The Guarantor and the Borrowers have requested, and the Existing Lenders have agreed, to modify the Existing Credit Agreement in certain respects on the terms and conditions set forth below. Furthermore, the Borrowers have requested, and the Lenders have agreed, to extend certain credit facilities to the Borrowers on the terms and conditions of this Agreement. The Guarantor, as either direct or indirect owner of one hundred percent (100%) of each of the Borrowers, will benefit directly and indirectly from the extension of such credit facilities to the Borrowers. As a condition to making any extensions of credit hereunder, the Lenders have required, and the Guarantor has agreed, to execute this Agreement as Guarantor.

     For ease of reference, the parties hereto have agreed that the Existing Credit Agreement and certain other Loan Documents (as hereinafter defined) should be amended and restated to reflect such modifications.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

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                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.1 Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:

     "Additional Borrower" means each Subsidiary of the Guarantor (as defined below) which hereafter becomes a Borrower pursuant to Section 8.12(a).

     "Administrative Agent" means Wachovia in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to Section 13.9.

     "Administrative Agent's Office" means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 14.1.

     "Affiliate" means, with respect to any Person, any other Person (other than a Subsidiary of such Person) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. The term "control" means (a) the power to vote five percent (5%) or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

     "Aggregate Commitment" means the aggregate amount of the Lenders' Commitments hereunder, as such amount may be reduced or otherwise modified at any time or from time to time pursuant to the terms hereof. On the Closing Date, the Aggregate Commitment shall be Fifteen Million Four Hundred Sixty Four Thousand Seven Hundred Fifty Dollars ($15,464,750).

     "Agreement" means this Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.

     "Applicable Law" means all applicable provisions of constitutions, statutes, laws, rules, treaties, regulations, ordinances, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

     "Applicable Margin" shall have the meaning assigned thereto in Section 4.1(c).

     "Arbitration Rules" shall have the meaning assigned thereto in Section 14.6(a).

     "Assignment and Acceptance" shall have the meaning assigned thereto in
Section 14.10(b)(iii).

     "Base Rate" means, at any time, the higher of (a) the Prime Rate and (b) the Federal Funds Rate plus 1/2 of 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.

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     "Base Rate Loan" means any Loan bearing interest at a rate based upon the
Base Rate as provided in Section 4.1(a).

     "Benefited Lender" shall have the meaning assigned thereto in Section 4.6.

     "Borrowers" means the collective reference to the Initial Borrowers and any other party joining this Agreement pursuant to Section 8.12(a), each in its capacity as borrower hereunder; "Borrower" means any such Borrower.

     "Broadband Services" means all broadband communication services, including without limitation Broadband Carrier Services, cable television, telephone, other telecommunications and high-speed internet access service, provided by any Person to residential, business or other customers.

     "Broadband Carrier Services" means collectively the provision of certain wholesale telecommunication transport services over the broadband hybrid-fiber coax network ("Broadband Network"), primarily to Interexchange Carriers ("IXC"), Internet Service Providers ("ISP") and large multi-location commercial enterprises desiring high capacity connectivity within a Metropolitan Service Area ("MSA"). These services are termed (a) Internal Local Transport ("ILT") by which ISP's are connected from their point-of-presence ("POP") to end-users at wholesale transport revenue rates per customer, (as distinguished from the provision of high-speed Internet access at retail revenue rates using the Olobahn brand name), (b) Local Exchange Transport ("LET") by which IXC's are connected to end-users, Local Exchange Carriers ("LEC") or other IXC's via the Broadband Network and/or twisted pair cabling, (c) Private Line Services by which carriers or commercial businesses operating in multiple locations within the MSA are interconnected via point-to-point facilities owned or leased by any Loan Party and (d) Special Access Services by which corporate locations or central offices are directly connected to an IXC point-of-presence.

     "Business Day" means (a) for all purposes other than as set forth in clause
(b) below, any day, other than a Saturday, Sunday or legal holiday, on which banks in Charlotte, North Carolina are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

     "Cable Act" means the Cable Television Communications Policy Act of 1984, as amended by the Consumer Protection and Competition Act of 1992, and the Telecommunications Act of 1996, and as further amended or supplemented from time to time.

     "Calculation Date" shall have the meaning assigned thereto in Section
4.1(c).

     "Capital Asset" means, with respect to the Loan Parties and their Subsidiaries, any asset that should, in accordance with GAAP, be classified and accounted for as a capital asset on a Consolidated balance sheet of the Loan Parties and their Subsidiaries.

                                        3

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     "Capital Expenditures" means, with respect to the Loan Parties and their
Subsidiaries for any period, the aggregate cost of all Capital Assets acquired by any such Loan Party or such Subsidiary during such period, determined in accordance with GAAP.

     "Capital Lease" means, with respect to the Loan Parties and their Subsidiaries, any lease of any property that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of the Loan Parties and their Subsidiaries.

     "CATV Franchise" means, with respect to the Loan Parties and their Subsidiaries, (a) any franchise, license, permit, wire agreement or easement granted by any local Governmental Authority, including any local franchising authority, pursuant to which any such Loan Party or such Subsidiary has the right or license to provide Broadband Services or to operate any cable distribution system for the purpose of receiving and distributing audio, video, digital, other broadcast signals or information or telecommunications by cable, optical, antenna, microwave or satellite transmission and (b) any law, regulation, ordinance, agreement or other instrument or document expressly setting forth all or any part of the terms of any franchise, license, permit, wire agreement or easement described in clause (a) of this definition (excluding any law, regulation, ordinance, agreement, instrument or document which relates to, but does not expressly set forth any terms of any such franchise, license, permit, wire agreement or easement).

     "Change in Control" shall have the meaning assigned thereto in Section 12.1(i).

     "Closing Date" means the date of this Agreement or such later Business Day upon which each condition described in Section 5.2 shall be satisfied or waived in all respects in a manner reasonably acceptable to the Administrative Agent, in its sole discretion.

     "CoBank Debt" means that certain $40,000,000 credit facility by and among Globe Telecommunications, Inc., Interstate Telephone Company, Valley Telephone Co., Inc., Knology, Inc. and CoBank, ACB, together with any amendments, extensions, modifications, supplements, or refinancings in replacement thereof, in whole or in part.

     "CoBank Guaranty" means the Guaranty Obligations of the Loan Parties and their Subsidiaries permitted pursuant to Section 10.2(e) and evidenced by the Continuing Guaranty in the form attached hereto as Exhibit K, dated on or about the date hereof by Knology Broadband, Inc., as Guarantor for the benefit of CoBank, ACB.

     "Code" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended, supplemented or otherwise modified from time to time.

     "Collateral" means any assets purported to be pledged by any Loan Party or Subsidiary thereof, whether pursuant to a Security Document or otherwise, to the Lenders or the Administrative Agent for the ratable benefit of the Administrative Agent and the Lenders in order to secure the Obligations or any portion thereof.

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     "Collateral Assignments" means the collective reference to all collateral assignments of leases, easements and/or agreements executed by any Loan Party in favor of the Administrative Agent for the ratable benefit of itself and the Lenders in substantially the form of Exhibit H hereto, as amended, restated or otherwise modified; "Collateral Assignment" means any of such Collateral Assignments.

     "Collateral Agreement" means the collective reference to any security, pledge or other collateral agreement, executed from time to time by the Loan Parties and their Subsidiaries in favor of the Administrative Agent for the ratable benefit of itself and the Lenders, substantially in the form of Exhibit I, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

     "Commitment" means, as to any Lender, the obligation of such Lender to make Loans to the Borrowers hereunder in an aggregate principal at any time outstanding not to exceed the amount set forth opposite such Lender's name on
Schedule 1.1(a) hereto, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof.

     "Commitment Percentage" means, as to any Lender at any time, the ratio of
(a) the amount of the Commitment of such Lender to (b) the Aggregate Commitment of all of the Lenders.

     "Communications Law" means the Communications Act of 1934, as amended, and all rules and regulations thereunder, or any successor statute or statutes thereto (including, without limitation, the Telecommunications Act of 1996) and all rules and regulations issued by the FCC thereunder, as amended or supplemented from time to time.

     "Communications License" means any local telecommunications, long distance telecommunications, or other license, permit, consent, certificate of compliance, franchise, approval, waiver or authorization granted or issued by the FCC or other applicable federal Governmental Authority pertaining to the provision of Broadband Services, including, without limitation, any of the foregoing authorizing or permitting the acquisition, construction or operation of any Interactive Broadband Network.

     "Connections" means the sum of (a) the aggregate number of Service Connections minus (b) the aggregate number of Exclusions.

     "Consolidated" means, when used with reference to financial statements or financial statement items of any Loan Party or any of their respective Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

     "Contributed Capital" means, with respect to the Loan Parties and their Subsidiaries at any date, the sum of the following determined on a Consolidated basis, without duplication: (a) the gross cash proceeds received by the Loan Parties and their Subsidiaries from any equity issuance plus (b) Total Debt.

     "Corporate Cash Management" means the periodic collection, concentration and transfer of funds consisting of excess cash flow of any Borrower to the Guarantor for the purpose of (a) temporarily investing such funds in a corporate cash management program reasonably acceptable to the Administrative Agent in the ordinary course of business or (b) investments permitted pursuant to Section 10.4(b)(i).

     "Credit Facility" means the revolving credit facility established pursuant to Article II hereof.

     "Debt" means, with respect to the Loan Parties and their Subsidiaries at any date and without duplication, the sum of the following calculated in accordance with GAAP: (a) all liabilities, obligations and indebtedness for borrowed money including, but not limited to obligations evidenced by bonds including any accrued interest arising as a result of interest deferrals, debentures, notes or other similar instruments of any such Loan Party or Subsidiary, (b) all obligations to pay the deferred purchase price of property or services of any such Loan Party or Subsidiary, including, but not limited to, all obligations under non-competition agreements, except trade payables arising in the ordinary course of business not more than ninety (90) days past due (excluding such trade payables which are being contested in good faith and for which adequate reserves are maintained to the extent required by GAAP), (c) all obligations of any such Loan Party or Subsidiary as lessee under Capital Leases,
(d) all Debt of any other Person secured by a Lien on any asset of any such Loan Party or Subsidiary, (e) all Guaranty Obligations of any such Loan Party or Subsidiary covering any Debt, (f) all obligations, contingent or otherwise, of any such Loan Party or Subsidiary relative to the face amount of letters of credit, whether or not drawn, including without limitation any reimbursement obligation, and banker's acceptances issued for the account of any such Loan Party or Subsidiary, (g) all obligations to redeem, repurchase, exchange, defease or otherwise make payments in respect of capital stock or other securities or ownership interest of such Loan Party or Subsidiary and (h) all termination payments due and payable by such Loan Party or Subsidiary pursuant to any Hedging Agreement.

     "Debt Service" means, for any Loan Party, for any period, the sum of the following determined on a Consolidated basis, without duplication, for such Loan Party and its Subsidiaries in accordance with GAAP, (a) the aggregate amount of all principal and interest payments in respect of Senior Debt during such period plus (b) the aggregate amount of all Permitted Exchange Note Distributions during such period.

     "Default" means any of the events specified in Section 12.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

     "Disputes" shall have the meaning set forth in Section 14.6.

     "Dollars" or "$" means, unless otherwise qualified, dollars in lawful currency of the United States.

     "EBITDA" means, for any Loan Party, for any period, the sum of the following determined on a Consolidated basis, without duplication, for such Loan Party and its Subsidiaries

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in accordance with GAAP: (a) net income for such period (excluding gains or losses from the sale of assets) and including, if applicable, the sum of (x) net income of KNOLOGY of Georgia, Inc., to the extent actually received by a Borrower in the form of a cash distribution during such period less (y) the amount of any distributions (excluding any lost digital terminals) to KNOLOGY of Georgia, Inc. from any other Loan Party during such period plus (b) the sum of the following to the extent deducted in determining net income: (i) income and franchise taxes and real, personal, and intangible property taxes, (ii) Interest Expense (excluding all Permitted Exchange Note Distributions), and (iii) amortization, depreciation and other non-cash charges less (c) interest income and any extraordinary gains plus (d) extraordinary losses approved by the Administrative Agent in its sole discretion.

     "Eligible Assignee" means, with respect to any assignment of the rights, interest and obligations of a Lender hereunder, a Person that is at the time of such assignment (a) a commercial bank organized under the laws of the United States or any state thereof, having combined capital and surplus in excess of $500,000,000, (b) a commercial bank organized under the laws of any other country that is a member of the Organization of Economic Cooperation and Development, or a political subdivision of any such country, having combined capital and surplus in excess of $500,000,000, (c) a finance company, insurance company or other financial institution which in the ordinary course of business extends credit of the type extended hereunder and that has total assets in excess of $1,000,000,000, (d) already a Lender (or Affiliate thereof) hereunder (whether as an original party to this Agreement or as the assignee of another Lender), (e) the successor (whether by transfer of assets, merger or otherwise) to all or substantially all of the commercial lending business of the assigning Lender, or (f) any other Person that has been approved in writing as an Eligible Assignee by the Borrowers (other than upon the occurrence and during the continuance of any Default or Event of Default) and the Administrative Agent.

     "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of any Loan Party or any of their respective Subsidiaries or any ERISA Affiliate or (b) has at any time within the preceding six (6) years been maintained for the employees of any Loan Party or any of their respective Subsidiaries or any current or former ERISA Affiliate.

     "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including, without limitation, any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to human health or the environment.

     "Environmental Laws" means any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

     "Equivalent Basic Unit Connections" means, with respect to any market served by the Loan Parties, the amount equal to the quotient of (a) the gross revenue received by any Loan Party from the provision of cable service on a wholesale or bulk basis to multiple dwelling units in such market divided by (b) the basic monthly price charged by such Loan Party to the individual consumers of such services on a non-bulk basis in such market. For example, if the gross revenue received by the Loan Parties from a 1,000 room hotel was $10,000 per month and basic monthly price charged to individual consumers on a non-bulk basis was $20 per month, the Equivalent Basic Units Connections attributable to the 1,000 room hotel would be 500.

     "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.

     "ERISA Affiliate" means any Person who together with any Loan Party or any Subsidiary of a Loan Party is treated as a single employer within the meaning of
Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

     "Eurodollar Reserve Percentage" means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

     "Event of Default" means any of the events specified in Section 12.1, provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

     "Excess Cash Flow" means, for any period of determination determined in accordance with GAAP, the sum of (a) EBITDA of the Loan Parties and their Subsidiaries for such period, minus (b) income taxes (to the extent such taxes are paid in cash) and Interest Expense paid in cash and deducted in the determination of net income for such period, minus (c) all principal payments (whether scheduled payments or optional prepayments, but excluding mandatory prepayments) made in respect of Debt during such period, minus (d) all Capital Expenditures net of the proceeds of Debt used to fund such Capital Expenditures, plus or minus, as applicable, (e) the net change in the working capital of the Loan Parties and their Subsidiaries during such period minus (f) cash consideration paid for Permitted Acquisitions net of the proceeds of any Debt used to fund any such cash consideration.

     "Exchange Notes" means the 12% notes of Knology, Inc. in an aggregate principal amount of $193,500,000 due 2009.

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     "Exchange Offer Term Sheet" means the exchange offer term sheet attached hereto as Exhibit J; provided that any material modifications, additions or supplements thereto shall be subject to the prior approval of the Administrative Agent in its sole discretion.

     "Exclusions" means the sum of all Service Connections for (a) Broadband Carrier Services plus (b) premium video and digital video services plus (c) second residential telephone lines which are not billed at full rates, in residences where a Loan Party provides at least one other residential telephone line which is billed at full rates.

     "Existing Credit Agreement" has the meaning assigned thereto in the Statement of Purpose.

     "Existing Lenders" means the lenders under the Existing Credit Agreement.

     "Existing Loans" means the loans made by the Existing Lenders to the Borrower pursuant to the Existing Credit Agreement.

     "Existing Mortgages" means the collective reference to deeds of trust, deeds to secure debt or other similar instrument executed pursuant to the Existing Credit Agreement and reaffirmed by the parties thereto on terms and conditions acceptable to the Administrative Agent by any Borrower with regard to the real property owned thereby, in favor of the Administrative Agent, for the ratable benefit of itself and the Lenders.

     "FCC" means the Federal Communications Commission or any successor Governmental Authority.

     "FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.

     "Federal Funds Rate" means the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds rate as quoted by the Administrative Agent and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the Administrative Agent. If, for any reason, such rate is not available, then "Federal Funds Rate" shall mean a daily rate which is determined, in the opinion of the Administrative Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (Charlotte time). Rates for weekends or holidays shall be the same as the rate for the most immediately preceding Business Day.

     "Fiscal Year" means the fiscal year of the Loan Parties and their Subsidiaries, ending on December 31.

     "GAAP" means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Loan Parties and their Subsidiaries throughout the period indicated and (subject to Section 14.9) consistent with the prior financial practice of the Loan Parties and their Subsidiaries.

     "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

     "Governmental Authority" means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Guarantor" means Knology Broadband, Inc., in its capacity as guarantor hereunder.

     "Guarantor' s Existing Intercompany Credit Facility" means the promissory note in the amount of $34,500,000 dated as of January 1, 2002, executed by the Guarantor in favor of Parent, as amended, restated, supplemented or modified from time to time.

     "Guarantor's Existing Intercompany Credit Facility Documents" means all documents executed, delivered or relating to the Existing Intercompany Guarantor Credit Facility, including, without limitation, any guaranty agreement, mortgage, deed of trust, pledge agreement, or security agreement executed or delivered in connection therewith.

     "Guaranty" means the unconditional guaranty agreement of the Guarantor set forth in Article XI.

     "Guaranty Obligation" means, with respect to the Loan Parties and their Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Loan Party or Subsidiary pursuant to which such Loan Party or Subsidiary has directly or indirectly guaranteed any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Loan Party or Subsidiary (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Guaranty Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

     "Hazardous Materials" means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed to constitute a nuisance or a trespass which pose a health or safety hazard to Persons or neighboring properties, (f) which consist of underground or aboveground storage tanks, whether

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empty, filled or partially filled with any substance, or (g) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

     "Hedging Agreement" means any agreement with respect to any Interest Rate Contract, agreement, commodity swap, forward foreign exchange agreement, currency swap agreement, cross-currency rate swap agreement, currency option agreement or other agreement or arrangement designed to alter the risks of any Person arising from fluctuations in rates, currency values or commodity prices, all as amended, restated, supplemented or otherwise modified from time to time.

     "Indenture" shall mean the Indenture dated as of October 22, 1997 between the Guarantor and United States Trust Company of New York, as trustee, pursuant to which the Guarantor issued the Senior Discount Notes, as the same may be restated, extended, renewed, amended or otherwise modified and in effect from time to time.

     "Insurance and Condemnation Proceeds" shall have the meaning assigned thereto in Section 2.5(c)(ii).

     "Interactive Broadband Network" means any two-way, interactive, high-capacity hybrid fiber-coaxial networks (including networks being constructed or to be converted or upgraded to meet such criteria) owned or leased or operated by any Loan Party or any Subsidiary of a Loan Party pursuant to an agreement with any Person and which provides Broadband Services.

     "Interest Expense" means, with respect to the Loan Parties and their Subsidiaries for any period, the sum of (a) the gross interest expense (including, without limitation, interest expense attributable to Capital Leases and all net payment obligations pursuant to Hedging Agreements) of the Loan Parties and their Subsidiaries plus (b) the amount of any Permitted Exchange Note Distribution during such period, all determined for such period on a Consolidated basis, without duplication, in accordance with GAAP.

     "Intercompany Debt" means Debt owed by any Loan Party or any Subsidiary of any Loan Party to another Loan Party.

     "Interest Period" shall have the meaning assigned thereto in Section
4.1(b).

     "Interest Rate Contract" means any interest rate swap agreement, interest rate cap agreement, interest rate floor agreement, interest rate collar agreement, interest rate option or any other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of any Person and any confirming letter executed pursuant to such agreement, all as amended, restated, supplemented or otherwise modified from time to time.

     "Lender" means each Person executing this Agreement as a Lender as set forth on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 14.10(b).

     "Lending Office" means, with respect to any Lender, the office of such Lender maintaining such Lender's Commitment Percentage of the Loans.

     "Leverage Ratio" means, at any fiscal quarter end, the ratio of (a) Total Debt as of such date to (b) EBITDA of the Loan Parties and their Subsidiaries for the four (4) consecutive fiscal quarters ending on or immediately prior to such date.

     "LIBOR" means the rate of interest per annum determined on the basis of the rate for deposits in Dollars in minimum amounts of at least $5,000,000 for a period equal to the applicable Interest Period which appears on the Dow Jones Market Screen 3750 at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest 1/100th of 1%). If, for any reason, such rate does not appear on Dow Jones Market Screen 3750, then "LIBOR" shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period. Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.

     "LIBOR Rate" means a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

     LIBOR Rate =               LIBOR
                  ----------------------------------
                  1.00-Eurodollar Reserve Percentage

     "LIBOR Rate Loan" means any Loan bearing interest at a rate based upon the LIBOR Rate as provided in Section 4.1(a).

     "Lien" means, with respect to any asset, any mortgage, leasehold mortgage, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

     "Loan Documents" means, collectively, this Agreement, the Notes, and each other document, instrument and agreement executed and delivered by any Loan Party, any Subsidiary of a Loan Party in connection with this Agreement or otherwise referred to herein or contemplated hereby (excluding any Hedging Agreement), all as may be amended, restated, supplemented or otherwise modified.

     "Loan Parties" means the collective reference to the Guarantor, the Borrowers and each Subsidiary thereof which becomes a party hereto pursuant to
Section 8.12(a) and KNOLOGY of Georgia, Inc.

     "Loans" means any revolving loan made to the Borrower pursuant to Section 2.1, and all such revolving loans collectively as the context requires.

     "Material Adverse Effect" means, with respect to the Loan Parties and their Subsidiaries, a material adverse effect on the properties, business, prospects, operations or condition (financial or otherwise) of the Loan Parties and their Subsidiaries, taken as a whole, or the ability of the Loan Parties and their Subsidiaries, taken as a whole to perform their obligations under the Loan Documents or Material Contracts.

     "Material Contract" means (a) any contract or other agreement, written or oral, of any Loan Party or any Subsidiary of a Loan Party involving monetary liability of or to any such Person in an amount in excess of $1,000,000 per annum or (b) any other contract or agreement, written or oral, of any Loan Party or any Subsidiary of a Loan Party, the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

     "Mortgage Modifications" means the modifications to the Existing Mortgages executed and delivered pursuant to this Agreement.

     "Mortgages" means (a) any mortgage, deed of trust, deed to secure debt or other similar instrument executed pursuant to this Agreement (including, without limitation, the Mortgage Modifications) and (b) the Existing Mortgages, in each case in substance and form reasonably acceptable to the Administrative Agent as amended, restated or otherwise modified.

     "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which any Loan Party, any Subsidiary of a Loan Party or any ERISA Affiliate is making, or is accruing an obligation to make, or has accrued an obligation to make, contributions within the preceding six (6) years.

     "Net Cash Proceeds" means, as applicable, (a) with respect to any sale or other disposition of assets, the gross cash proceeds received by any Loan Party or any Subsidiary of a Loan Party from such sale less the sum of (i) all legal, title, recording, transfer and income tax expenses, commissions and similar fees and expenses incurred, and all other federal, state, local and foreign taxes assessed in connection therewith and (ii) the aggregate outstanding principal amount of, premium, if any, and interest on any Debt secured by a Lien on the asset (or a portion thereof) sold, which Debt is required to be repaid in connection with such sale of assets, (b) with respect to any offering of debt or equity securities, the gross cash proceeds received by any Loan Party or any Subsidiary of a Loan Party therefrom less all legal, underwriting and similar fees and expenses incurred in connection therewith and (c) with respect to any payment under an insurance policy or in connection with a condemnation proceeding, the amount of cash proceeds received by any Loan Party or any Subsidiary of a Loan Party from an insurance company or Governmental Authority, as applicable, net of all reasonable expenses of collection.

     "Network Agreement" means any document or agreement entered into by any Loan Party or any Subsidiary of a Loan Party regarding the use, operation or maintenance of, or otherwise concerning, any Interactive Broadband Network.

     "Notes" means the collective reference to the Notes made by the Borrower payable to the order of each Lender, substantially in the form of Exhibit A hereto, evidencing the Credit Facility, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extensions thereof, in whole or in part; "Note" means any of such Notes.

     "Note Cancellation" shall have the meaning assigned thereto in the definition of Recapitalization.

     "Notice of Account Designation" shall have the meaning assigned thereto in
Section 2.2(b).

     "Notice of Borrowing" shall have the meaning assigned thereto in Section 2.2(a).

     "Notice of Conversion/Continuation" shall have the meaning assigned thereto in Section 4.2.

     "Notice of Prepayment" shall have the meaning assigned thereto in Section 2.3(c).

     "Obligations" means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) all existing or future payment and other obligations owing by any Loan Party or any Subsidiary of a Loan Party to any Lender or the Administrative Agent under any Hedging Agreement (which such Hedging Agreement is permitted hereunder) with any Person that is a Lender hereunder at the time such Hedging Agreement is executed (all such obligations with respect to any such Hedging Agreement, "Hedging Obligations"), and (c) all other fees and commissions (including attorneys'
fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by any Loan Party or any Subsidiary of a Loan Party to the Lenders or the Administrative Agent, in each case under or in respect of this Agreement, any Note, or any of the other Loan Documents of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note.

     "Officer's Compliance Certificate" shall have the meaning assigned thereto in Section 7.2.

     "Other Taxes" shall have the meaning assigned thereto in Section 4.11(b).

     "Parent" means KNOLOGY, Inc., a Delaware corporation.

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

     "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained for employees of any Loan Party, any Subsidiary of a Loan Party or any ERISA Affiliate or (b) has at any time within the preceding six (6) years been maintained for the employees of any Loan Party, any Subsidiary of a Loan Party or any current or former ERISA Affiliate.

     "Permitted Exchange Note Distribution" means any dividend or distribution for the benefit of the Parent made by the Guarantor directly to the Trustee under the Exchange Notes in order to fund the payment of scheduled interest payments on the Exchange Notes which are due and payable or will become due and payable at the time of such dividend or distribution.

     "Person" means an individual, corporation, partnership, limited liability company, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.

     "Permitted Lien" shall have the meaning assigned thereto in Section 10.3.

     "Pole Agreement" means any pole attachment agreement or underground conduit use agreement entered into in connection with the operation of any Interactive Broadband Network.

     "Prime Rate" means, at any time, the rate of interest per annum publicly announced from time to time by Wachovia as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by Wachovia as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

     "Programming Agreements" means any agreement between any Loan Party or any Subsidiary of a Loan Party and another person pursuant to which such person agrees to provide programming to such Loan Party or such Subsidiary for distribution on any Interactive Broadband Network.

     "PUC" means any state, provincial or other regulatory agency or body that exercises jurisdiction over (a) the rates, services or provision of Broadband Services or (b) the ownership, construction or operation of any Interactive Broadband Network or long distance telecommunications system or (c) over Persons who own, construct or operate any Interactive Broadband Network or long distance telecommunications systems, in each case by reason of the nature or type of the business subject to regulation and not pursuant to laws and regulations of general applicability to Persons conducting business in any such jurisdiction.

     "PUC Authorization" means any registration with, and any written validation, exemption, franchise, waiver, approval, order or authorization, consent, license, certificate and permit, regarding the provision of Broadband Services, issued to any Loan Party from any PUC.

     "Qualifying Equity" means equity which (a) is not redeemable for cash, (b) is not convertible or exchangeable for debt and (c) does not permit any payment of cash dividends at any time prior to the date that is one hundred eighty one
(181) days following the indefeasible payment in full of all Obligations, and the termination of the Commitments of the Lenders hereunder.

     "Reaffirmation Agreement" means the reaffirmation agreement, in form and substance satisfactory to the Administrative Agent, executed by the Loan Parties and their Subsidiaries in favor of the Administrative Agent for the ratable benefit of itself and the Lenders, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

     "Recapitalization" shall mean the proposed recapitalization transaction of Parent, and certain of its Subsidiaries, including, without limitation, the following transactions:

     (a)  the exchange by the existing holders of the Senior Discount Notes for:
          (i) the Exchange Notes, and (ii) up to nineteen point three percent (19.3%) of the issued and outstanding common stock of Parent;

     (b) receipt by Parent of Net Cash Proceeds of at least Thirty-Nine Million ($39,000,000) from the issuance of Qualifying Equity;

     (c) the cancellation of the Senior Discount Notes owned by Valley Telephone Company, Inc. (the "Note Cancellation");

     (d) the conversion of the Guarantor's Existing Intercompany Credit Facility for additional paid in Qualifying Equity or capital of the Guarantor; and

     (e) the termination of all of the Guarantor's Existing Intercompany Credit Facility Documents, including, without limitation, the termination and release of any Lien securing the Guarantor's Existing Intercompany Credit Facility or otherwise arising in connection therewith;

in each case on the terms and set forth in the Exchange Offer Term Sheet.

     "Register" shall have the meaning assigned thereto in Section 14.10(d).

     "Required Lenders" means, at any date, any combination of holders of at least sixty-six and two-thirds percent (66-2/3%) of the aggregate unpaid principal amount of the Notes, or if no amounts are outstanding under the Notes, any combination of Lenders whose Commitment Percentages aggregate at least sixty-six and two-thirds percent (66-2/3%).

     "Responsible Officer" means the chief executive officer or chief financial officer of any Loan Party or any Subsidiary of a Loan Party, as applicable, or any other officer of any Loan Party or Subsidiary of a Loan Party, as applicable, reasonably acceptable to the Administrative Agent.

     "Securities Act" means the Securities Act of 1933, as amended or any similar federal statute and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect from time to time.

     "Security Documents" means the collective reference to the Collateral Agreement, the Mortgages, the Collateral Assignments and each other agreement or writing pursuant to which any Loan Party or any Subsidiary of a Loan Party purports to pledge or grant a security interest in any property or assets securing the Obligations (including, without limitation, any security, pledge or other collateral agreement executed and delivered pursuant to the Existing Credit Agreement, which such existing security, pledge or other collateral agreements have been reaffirmed by the parties thereto on terms and conditions acceptable to the Administrative Agent) or any such Loan Party or such Subsidiary guaranties the payment and/or performance of the Obligations.

     "Senior Debt" means the sum of (a) Total Debt less (b) the sum of the outstanding aggregate principal amount of any other Subordinated Debt.

     "Senior Discount Notes" means the collective reference to the 11-7/8% Senior Discount Notes due 2007 issued by the Guarantor pursuant to the Indenture, as the same may be restated, extended, renewed, amended or otherwise modified and in effect from time to time.

     "Service Connections" means the sum of (a) the number of cable modem units utilizing internet access provided by any Loan Party, (b) the number of residences and businesses that receive cable service from the Loan Parties on a non-bulk service basis, (c) the number of Equivalent Basic Unit Connections or
(d) the number of separate telephone lines providing local and long distance services provided by the Loan Parties.

     "Solvent" means, with regard to the Loan Parties and their Subsidiaries, taken as a whole, that such entities (a) on any date of determination have capital sufficient to carry on their business and transactions and all business and transactions in which they are about to engage and are able to pay their Debts as they mature, (b) on any date of determination own property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay their probable liabilities (including contingencies), and (c) on any date of determination do not believe that they will incur Debts or liabilities beyond their ability to pay such Debts or liabilities as they mature.

     "Stage Two Effective Date" shall mean the fiscal quarter ending December 31, 2002.

     "Subordinated Debt" means the collective reference to Debt on Schedule 6.1(t) hereof designated as Subordinated Debt and any other Debt of any Loan Party or any Subsidiary of a Loan Party contractually subordinated in right and time of payment to the Obligations on terms and conditions and in amounts reasonably satisfactory to the Administrative Agent and Required Lenders.

     "Subsidiary" means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity is at the time, directly or indirectly, owned by or the management is otherwise controlled by such Person (irrespective of whether, at the time, capital stock or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified, references to "Subsidiary" or "Subsidiaries" herein shall refer to those of the Borrower.

     "Substantially Similar Business" means the development, ownership or operation of one or more cable television, telephone, telecommunications or information systems or the provision of telephony, telecommunications or information services (including, without limitation, any voice, video transmission, data or internet services) and any related, ancillary or complementary business.

     "Taxes" shall have the meaning assigned thereto in Section 4.11(a).

     "Termination Date" means the earliest of the dates referred to in Section 2.6.

     "Termination Event" means except for any such event or condition that could not reasonably be expected to have a Material Adverse Effect: (a) a "Reportable Event" described in Section 4043 of ERISA for which the notice requirement has not been waived by the PBGC, or (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, if the plan assets are not sufficient to pay all plan liabilities or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the imposition of a Lien pursuant to
Section 412 of the Code or Section 302 of ERISA, or (g) the partial or complete withdrawal of any Loan Party of any ERISA Affiliate from a Multiemployer Plan if withdrawal liability is asserted by such Plan, or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under
Section 4042 of ERISA.

     "Total Debt" means, with respect to the Loan Parties and their Subsidiaries at any date of determination and without duplication, all Debt of the Loan Parties and their Subsidiaries on a Consolidated basis.

     "UCC" means the Uniform Commercial Code as in effect in the State of North Carolina, as amended or modified from time to time.

     "United States" means the United States of America.

     "Wachovia" means Wachovia Bank, National Association, a national banking association, and its successors.

     "Wholly-Owned" means, with respect to a Subsidiary of any Loan Party, a Subsidiary all of the shares of capital stock or other ownership interests of which are, directly or indirectly, owned or controlled by any Loan Party and/or one or more of any Loan Party's Wholly-Owned Subsidiaries.

     SECTION 1.2 General. Unless otherwise specified, a reference in this Agreement to a particular article, section, subsection, Schedule or Exhibit is a reference to that article, section, subsection, Schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Any reference herein to "Charlotte time" shall refer to the applicable time of day in Charlotte, North Carolina.

     SECTION 1.3 Other Definitions and Provisions.

     (a) Use of Capitalized Terms. Unless otherwise defined therein, all capitalized terms defined in this Agreement shall have the defined meanings when used in this Agreement, the Notes and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.

     (b) Miscellaneous. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                                   ARTICLE II

                                 CREDIT FACILITY

     SECTION 2.1 Loans. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make Loans to the Borrowers on a joint and several basis from time to time from the Closing Date through, but not including, the Termination Date as requested by the Borrowers in accordance with the terms of
Section 2.2(a); provided, that (a) the aggregate principal amount of all outstanding Loans (after giving effect to any amount requested) shall not exceed the Aggregate Commitment and (b) the principal amount of outstanding Loans from any Lender to the Borrowers shall not at any time exceed such Lender's Commitment. Each Loan by a Lender shall be in a principal amount equal to such Lender's Commitment Percentage of the aggregate principal amount of Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrowers may borrow, repay and reborrow Loans hereunder until the Termination Date.

     SECTION 2.2 Procedure for Advances of Loans.

     (a) Requests for Borrowing. The Guarantor, on behalf of all Borrowers, shall give the Administrative Agent irrevocable prior written notice substantially in the form attached hereto as Exhibit B (a "Notice of Borrowing") not later than 11:00 a.m. (Charlotte time) (i) on the same Business Day as each Base Rate Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan, of the Borrowers' intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be (X) with respect to Base Rate Loans in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof and (Y) with respect to LIBOR Rate Loans in an aggregate principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof (except, in each case, the amount of such borrowing may be in the aggregate amount available to the Borrowers), (C) whether the Loans are to be LIBOR Rate Loans or Base Rate Loans or a combination thereof, and (D) in the case of a LIBOR Rate Loan, the duration of the Interest Period applicable thereto. Notices received after 11:00 a.m. (Charlotte time) shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Lenders of each Notice of Borrowing.

     (b) Disbursement of Loans. Not later than 2:00 p.m. (Charlotte time) on the proposed borrowing date, each Lender will make available to the Administrative Agent, for the account of the Borrowers, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Lender's Commitment Percentage of the Loans to be made on such borrowing date. The Borrowers hereby irrevocably authorize the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to Section 2.2(a) in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrowers identified in the most recent Notice of Account Designation substantially in the form of Exhibit G hereto (a "Notice of Account Designation") delivered by the Borrowers to the Administrative Agent or as may be otherwise agreed upon by the Borrowers and the Administrative Agent from time to time. Subject to Section 4.7, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Loan requested pursuant to
Section 2.2(a) to the extent that any Lender has not made available to the Administrative Agent its Commitment Percentage of such Loan.

     SECTION 2.3 Repayment of Loans.

     (a) Repayment on Termination Date. The Borrowers hereby agree to repay the outstanding principal amount of all Loans in full on the Termination Date, with all accrued but unpaid interest thereon.

     (b) Mandatory Repayments of Excess Loans. If at any time the outstanding principal amount of all Loans exceeds the Aggregate Commitment, the Borrowers shall immediately upon notice from the Administrative Agent repay the Loans by payment to the Administrative Agent for the account of the Lenders in an amount equal to such excess. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

     (c) Optional Repayments. The Borrowers may at any time and from time to time repay the Loans, in whole or in part, upon at least three (3) Business Days' irrevocable notice to the Administrative Agent with respect to LIBOR Rate Loans and one (1) Business Day irrevocable notice with respect to Base Rate Loans, substantially in the form attached hereto as Exhibit C (a "Notice of Prepayment"), specifying the date and amount of repayment and whether the repayment is of LIBOR Rate Loans, Base Rate Loans, or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial repayments shall be in an aggregate amount of $1,000,000 or a whole multiple of $500,000 in excess thereof with respect to Base Rate Loans and $1,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to LIBOR Rate Loans. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.9.

     (d) Limitation on Repayment of LIBOR Rate Loans. The Borrowers may not repay any LIBOR Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

     (e) Hedging Agreements. No repayment or prepayment pursuant to this Section
2.3 shall affect any obligations of any Loan Party under any Hedging Agreement.

     SECTION 2.4 Notes. Each Lender's Loans and the obligation of the Borrowers to repay such Loans shall be evidenced by a Note executed by the Borrowers payable to the order of such Lender representing the Borrowers' obligation to pay such Lender's Commitment or, if less, the aggregate unpaid principal amount of all Loans made and to be made by such Lender to the Borrowers hereunder, plus interest and all other fees, charges and other amounts due thereon. Each Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 4.1.

     SECTION 2.5 Permanent Reduction of the Aggregate Commitment.

     (a) Voluntary Reduction. The Borrowers shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice not later than 11:00 a.m. (Charlotte time) to the Administrative Agent, to permanently reduce, in whole at any time or in part from time to time, without premium or penalty, the Aggregate Commitment in an aggregate principal amount equal to $2,500,000 or any whole multiple thereof.

     (b) Mandatory Reduction. The Aggregate Commitment shall be permanently reduced by the following amounts on the corresponding dates as follows:

                                 Amount of                     Aggregate
       Date                      Reduction                    Commitment
------------------          -------------------          -------------------
                                                         Remaining Aggregate
Reduction Date              Amount of Reduction              Commitment
------------------          -------------------          -------------------
September 30, 2004             $  773,250.00                $14,691,500.00
December 31, 2004              $  773,250.00                $13,918,250.00
March 31, 2005                 $1,546,500.00                $12,371,750.00
June 30, 2005                  $1,933,125.00                $10,438,625.00
September 30, 2005             $2,319,750.00                $ 8,118,875.00

December 31, 2005              $2,706,375.00                $ 5,412,500.00
March 31, 2006                 $2,706,375.00                $ 2,706,125.00
June 30, 2006                  $2,706,125.00                $         0.00

     (c) Other Permanent Reductions. The Aggregate Commitment shall be permanently reduced in the manner set forth in Section 2.5(c)(vi) below, by an amount equal to:

          (i) Debt Proceeds. One hundred percent (100%) of the aggregate Net Cash Proceeds from any incurrence of Debt (other than Net Cash Proceeds from Debt permitted pursuant to Sections 10.1(d) through 10.1(k)) by any Loan Party or any Subsidiary thereof.

          (ii) Insurance Proceeds. One hundred percent (100%) of Net Cash Proceeds received by any Loan Party or any Subsidiary thereof under any insurance policies that relate to the loss of, or damage to, any assets of any Loan Party or any Subsidiary thereof (including, without limitation, any condemnation proceeding) ("Insurance and Condemnation Proceeds") in excess of $200,000 in the aggregate during any twelve (12) month period or $1,000,000 in the aggregate during the term of this Agreement; provided, that so long as no Default or Event of Default has occurred and is continuing, the Aggregate Commitment will not be reduced and such Net Cash Proceeds may be reinvested in the repair or replacement of damaged properties within one hundred and eighty days (180) after receipt thereof; unless such Net Cash Proceeds have been committed to be reinvested within such one hundred eighty (180) day period and are thereafter actually reinvested in similar assets within two hundred seventy
(270) days after receipt of such Net Cash Proceeds

          (iii) Sale of Assets. One hundred percent (100%) of Net Cash Proceeds received by any Loan Party or any Subsidiary thereof in connection with the sale of assets, including the sale of the capital stock of a Borrower (other than a sale of assets permitted pursuant to Sections 10.6(a) through 10.6(e) and
Section 10.6(h)) in excess of $1,000,000 in the aggregate during any twelve (12) month period or $3,500,000 in the aggregate during the term of this Agreement; provided, that so long as no Default or Event of Default has occurred and is continuing, the Aggregate Commitment will not be reduced and such Net Cash Proceeds may be used to be used to purchase like assets within one hundred and eighty (180) days after receipt thereof; unless such Net Cash Proceeds have been committed to be reinvested within such one hundred eighty (180) day period and are thereafter actually reinvested in similar assets within two hundred seventy
(270) days after receipt of such Net Cash Proceeds, provided further, that the foregoing reinvestment provision shall not apply to any Net Cash Proceeds in excess of $5,000,000 (such excess proceeds, the "Excess Sale Proceeds") in the aggregate received by any Loan Party or any Subsidiary thereof during any consecutive twelve (12) month period and any such Excess Sale Proceeds shall be promptly applied to permanently reduce the Aggregate Commitment in accordance with Section 2.5(c)(vi) and 2.5(d) below. (This provision shall not be deemed to permit the sale of assets not otherwise permitted pursuant to this Agreement.)

          (iv) Offering Proceeds. Unless otherwise agreed by the Loan Parties and the Required Lenders, one hundred percent (100%) of Net Cash Proceeds from any offering by any Loan Party or any Subsidiary thereof of equity securities (other than equity issuances of the

Guarantor or any Borrower in the form of additional paid in or contributed capital) (This provision shall not be deemed to permit the offering, sale or issuance of equity not otherwise permitted pursuant to this Agreement.).

          (v) Excess Cash Flow. Fifty percent (50%) of Excess Cash Flow of the Loan Parties and their Subsidiaries for any Fiscal Year, commencing with the Fiscal Year ending December 31, 2004.

          (vi) Notice; Manner of Commitment Reduction. Upon the occurrence of any event triggering a reduction in the Aggregate Commitment under Sections 2.5(c)(i) through and including 2.5(c)(v), the Borrowers shall promptly deliver notice of such event to the Administrative Agent and upon receipt of such notice, the Administrative Agent shall promptly so notify the Lenders. Each reduction to the Aggregate Commitment required pursuant to Section 2.5(c)(i) through Section 2.5(c)(iv) shall take effect immediately upon the later to occur of (A) the third (3rd) Business Day following such event, or (B) if the Borrowers are permitted to reinvest such Net Cash Proceeds pursuant to the terms hereof, the earlier to occur of (I) any Event of Default or (II) the expiration of the applicable reinvestment period if such reinvestment has not occurred by such date. Each reduction to the Aggregate Commitment required pursuant to
Section 2.5(c)(v) shall take effect on the first Business Day occurring on or after the ninetieth (90th) calendar day after the end of the Fiscal Year to which such Excess Cash Flow relates (or, if earlier, the date of delivery of audited financial statements pursuant to Section 7.1(b)). Any reduction in the Aggregate Commitment pursuant to this Section 2.5(c) shall result in a pro rata reduction of each of the remaining scheduled reductions in the Aggregate Commitment set forth in Section 2.5(b).

     (d) Additional Payments. Each permanent reduction permitted or required pursuant to this Section 2.5 shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding principal amount of the Loans of the Lenders after such reduction to the Aggregate Commitment as so reduced. Any reduction of the Aggregate Commitment to zero shall be accompanied by payment of all outstanding Obligations and shall result in the termination of the Commitments and Credit Facility. If the reduction of the Aggregate Commitment requires the repayment of any LIBOR Rate Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.9 hereof. No repayment or prepayment pursuant to this Section 2.5 shall affect any obligations of any Loan Party under any Hedging Agreement.

     SECTION 2.6 Termination of Credit Facility. The Credit Facility shall terminate on the earliest of (a) November 6, 2006, (b) the date of termination by the Borrowers pursuant to Section 2.5(a) or Section 2.5(c) (by reduction of the Aggregate Commitment to zero), and (c) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to Section 12.2(a).

     SECTION 2.7 [Intentionally Deleted].

     SECTION 2.8 Use of Proceeds. The Borrowers shall use the proceeds of the Loans (a) to finance capital expenditures, (b) to make acquisitions permitted under Section 10.4, and (c) for working capital and general corporate requirements of the Borrowers and their respective Subsidiaries, including the payment of certain fees and expenses incurred in connection with the foregoing.

     SECTION 2.9 Security. The Obligations of the Borrowers and the Guarantor under this Agreement shall be secured by the Collateral described in the Security Documents.

                                   ARTICLE III

                                   [RESERVED]

                                   ARTICLE IV

                             GENERAL LOAN PROVISIONS

     SECTION 4.1 Interest.

     (a) Interest Rate Options. Subject to the provisions of this Section 4.1, at the election of the Borrowers, the aggregate principal balance of the Notes or any portion thereof shall bear interest at the Base Rate or the LIBOR Rate plus, in each case, the Applicable Margin as set forth below; provided that the LIBOR Rate shall not be available until three (3) Business Days after the Closing Date. The Borrowers shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing is given pursuant to Section 2.2(a) or at the time a Notice of Conversion/Continuation is given pursuant to Section 4.2. Each Loan or portion thereof bearing interest based on the Base Rate shall be a "Base Rate Loan", each Loan or portion thereof bearing interest based on the LIBOR Rate shall be a "LIBOR Rate Loan." Any Loan or any portion thereof as to which the Borrowers have not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan.

     (b) Interest Periods. In connection with each LIBOR Rate Loan, the Borrowers, by giving notice at the times described in Section 4.1(a), shall elect an interest period (each, an "Interest Period") to be applicable to such Loan, which Interest Period shall be a period of one (1), two (2), three (3), or six (6) months with respect to each LIBOR Rate Loan; provided that:

          (i) the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;

          (ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period with respect to a LIBOR Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

          (iii) any Interest Period with respect to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

          (iv) no Interest Period shall extend beyond the Termination Date; and

          (v) there shall be no more than five (5) Interest Periods outstanding at any time.

     (c) Applicable Margin. The applicable margin per annum provided for in
Section 5.1(a) with respect to any Loan (the "Applicable Margin") shall be based upon the table set forth below by reference to the Leverage Ratio and adjusted quarterly on the date (each a "Calculation Date") ten (10) Business Days after the date by which the Borrower is required to provide an Officer's Compliance Certificate for the most recently ended fiscal quarter of the Borrowers and their Subsidiaries; provided that (a) the initial Applicable Margin shall be (i) 4.00% for all Base Rate Loans and (ii) 5.00% for all LIBOR Rate Loans until the Stage Two Effective Date and thereafter shall be determined by reference to the Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrowers and their Subsidiaries preceding the applicable Calculation Date, and (b) if the Borrowers fail to provide the Officer's Compliance Certificate as required by Section 7.2 for the most recently ended fiscal quarter of the Borrowers and their Subsidiaries preceding the applicable Calculation Date, the Applicable Margin from such Calculation Date shall be based on Tier I (as shown below) until such time as an appropriate Officer's Compliance Certificate is provided, at which time the Tier shall be determined by reference to the Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrowers and their Subsidiaries preceding such Calculation Date. The Applicable Margin shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Margin shall be applicable to all Advances then existing or subsequently made or issued.:

                                            Applicable           Applicable
                                          Margin for Base        Margin for
Tier            Leverage Ratio               Rate Loans         LIBOR Loans
----       ------------------------       ---------------       -----------

  I        Greater than or equal
              to 2.00 to 1.00                   4.00%              5.00%

 II        Less than 2.00 to 1.00
              but greater than or
              equal to 1.50 to 1.00             3.50%              4.50%

III        Less than 1.50 to 1.00               3.00%              4.00%

     (d) Default Rate. Subject to Section 12.3, at the discretion of the Administrative Agent or as directed by the Required Lenders, (i) the Borrowers shall no longer have the option to request LIBOR Rate Loans, (ii) the Applicable Margin from such Calculation Date shall be based on Tier I, (iii) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum two percent (2%) in excess of the rate then applicable to LIBOR Rate Loans, as applicable, until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans, and (iv) all outstanding Base Rate Loans and other Obligations arising hereunder or under any other Loan Document shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans. Interest shall continue to accrue on the Notes after the filing by or against the Borrowers of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

     (e) Interest Payment and Computation. Interest on each Base Rate Loan shall be payable in arrears on the last Business Day of each calendar quarter commencing September 30, 2002 and interest on each LIBOR Rate Loan shall be payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period. Interest on all LIBOR Rate Loans shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed. All other interest rates, and all fees and commissions provided hereunder shall be computed on the basis of a 365 or 366-day year, as applicable, and assessed for the actual number of days elapsed.

     (f) Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under any of the Notes charged or collected pursuant to the terms of this Agreement or pursuant to any of the Notes exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent's option promptly refund to the Borrowers any interest received by Lenders in excess of the maximum lawful rate or shall apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrowers not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrowers under Applicable Law.

     SECTION 4.2 Notice and Manner of Conversion or Continuation of Loans. Provided that no Default or Event of Default has occurred and is then continuing, the Borrowers shall have the option to (a) convert at any time all or any portion of its outstanding Base Rate Loans in a principal amount equal to $5,000,000 or any whole multiple of $1,000,000 in excess thereof into one or more LIBOR Rate Loans and (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof into Base Rate Loans or (ii) continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrowers desire to convert or continue Loans as provided above, the Borrowers shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit D (a "Notice of Conversion/ Continuation") not later than 11:00 a.m. (Charlotte time) three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Loans to be converted or continued, and (D) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan. The Administrative Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation.

     SECTION 4.3 Fees.

     (a) Commitment Fee. Commencing on the Closing Date, the Borrowers shall pay to the Administrative Agent, for the account of the Lenders, a non-refundable commitment fee (the "Commitment Fee") at a rate per annum equal to 0.50% on the average daily unused portion of the Aggregate Commitment. The Commitment Fee shall be payable on a quarterly basis in arrears on the date that is five (5) Business Days after the date of receipt by the Guarantor of an invoice setting forth the amount of such Commitment Fee and on the Termination Date. Such Commitment Fee shall be distributed by the Administrative Agent to the Lenders pro rata in accordance with the Lenders' respective Commitment Percentages.

     (b) Administrative Agent's and Other Fees. In order to compensate the Administrative Agent for structuring and syndicating the Loans and for its obligations hereunder, the Borrowers agree to pay to the Administrative Agent, for its account, the fees set forth in the separate side letter agreement executed by the Guarantor, on behalf of the Borrowers, and the Administrative Agent dated July 11, 2002.

     SECTION 4.4 Manner of Payment. Each payment by the Borrowers on account of the principal of or interest on the Loans or of any fee, commission or other amounts payable to the Lenders under this Agreement or any Note shall be made not later than 1:00 p.m. (Charlotte time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Office for the account of the Lenders (other than as set forth below) pro rata in accordance with their respective Commitment Percentages (except as specified below), in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. (Charlotte time) on such day shall be deemed a payment on such date for the purposes of Section 12.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. (Charlotte time) shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each Lender at its address for notices set forth herein its pro rata share of such payment in accordance with such Lender's Commitment Percentage (except as specified below) and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent of Administrative Agent's fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Sections 4.8, 4.9, 4.10, 4.11 or 14.2 shall be paid to the Administrative Agent for the account of the applicable Lender. Subject to Section 4.1(b)(ii), if any payment under this

Agreement or any Note shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.

     SECTION 4.5 Crediting of Payments and Proceeds. In the event that the Borrowers shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 12.2(a), all payments received by the Lenders upon the Notes and the other Obligations and all net proceeds from the enforcement of the Obligations shall be applied: (a) first to all expenses then due and payable by the Borrowers hereunder and under the other Loan Documents,
(b) then to all indemnity obligations then due and payable by the Borrowers hereunder and under the other Loan Documents, (c) then to all commitment and other fees and commissions then due and payable, (d) then to accrued and unpaid interest on the Notes, accrued and unpaid interest on any Hedging Obligations (including termination payments and any accrued and unpaid interest thereon) (pro rata in accordance with all such amounts due), and (f) then to the principal amount of the Notes.

     SECTION 4.6 Adjustments. If any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of the Obligations owing to it, or interest thereon, or if any Lender shall at any time receive any collateral in respect to the Obligations owing to it (whether voluntarily or involuntarily, by set-off or otherwise) (other than pursuant to Sections 4.8, 4.9, 4.10, 4.11 or
14.2 hereof) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of the similar Obligations owing to such other Lender, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. The Borrowers agree that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

     SECTION 4.7 Nature of Obligations of Lenders Regarding Loans; Assumption by the Administrative Agent. The obligations of the Lenders under this Agreement to make the Loans are several and are not joint or joint and several. Unless the Administrative Agent shall have received notice from a Lender prior to a proposed borrowing date that such Lender will not make available to the Administrative Agent such Lender's ratable portion of the amount to be borrowed on such date (which notice shall not release such Lender of its obligations hereunder), the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the proposed borrowing date in accordance with Section 2.2(b) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If such amount is made available to the Administrative Agent on a date after such borrowing date, such Lender shall pay to the Administrative Agent on demand an amount, until paid, equal to the product of
(a) the amount not made available by such Lender in accordance with the terms hereof, times (b) the daily average Federal Funds Rate during such period as determined by the Administrative Agent, times (c) a fraction the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such Lender's Commitment Percentage of such borrowing shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent with respect to any amounts owing under this Section 4.7 shall be conclusive, absent manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days of such borrowing date, the Administrative Agent shall be entitled to recover such amount made available by the Administrative Agent with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrowers. The failure of any Lender to make its Commitment Percentage of any Loan available shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on such borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.

     SECTION 4.8 Changed Circumstances.

     (a) Circumstances Affecting LIBOR Rate Availability. If with respect to any Interest Period the Administrative Agent or any Lender (after consultation with the Administrative Agent) shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars, in the applicable amounts are not being quoted via Dow Jones Market Screen 3750 or offered to the Administrative Agent or such Lender for such Interest Period, then the Administrative Agent shall forthwith give notice thereof to the Borrowers. Thereafter, until the Administrative Agent notifies the Borrowers that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans and the right of the Borrowers to convert any Loan to or continue any Loan as a LIBOR Rate Loan shall be suspended, and the Borrowers shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loans together with accrued interest thereon, on the last day of the then current Interest Period applicable to such LIBOR Rate Loan or convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as of the last day of such Interest Period.

     (b) Laws Affecting LIBOR Rate Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrowers and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrowers that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans and the right of the Borrowers to convert any Loan or continue any Loan as a LIBOR Rate Loan shall be suspended and thereafter the

Borrowers may select only Base Rate Loans hereunder, and (ii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto as a LIBOR Rate Loan, the applicable LIBOR Rate Loan shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period.

     (c) Increased Costs. If, after the date hereof, the introduction of, or any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of such Governmental Authority, central bank or comparable agency:

          (i) shall subject any of the Lenders (or any of their respective Lending Offices) to any tax, duty or other charge with respect to any Note or shall change the basis of taxation of payments to any of the Lenders (or any of their respective Lending Offices) of the principal of or interest on any Note or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Lenders or any of their respective Lending Offices imposed by the jurisdiction in which such Lender is organized or is or should be qualified to do business or such Lending Office is located); or

          (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Lenders (or any of their respective Lending Offices) or shall impose on any of the Lenders (or any of their respective Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Note;

and the result of any of the foregoing is to increase the costs to any of the Lenders of maintaining any LIBOR Rate Loan or to reduce the yield or amount of any sum received or receivable by any of the Lenders under this Agreement or under the Notes in respect of a LIBOR Rate Loan, then such Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Borrowers of such fact and demand compensation therefor and, within fifteen (15) days after such notice by the Administrative Agent, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction. The Administrative Agent will promptly notify the Borrowers of any event of which it has knowledge which will entitle such Lender to compensation pursuant to this Section 4.8(c); provided, that the Administrative Agent shall incur no liability whatsoever to the Lenders or the Borrowers in the event it fails to do so. The amount of such compensation shall be determined, in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrowers through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

     SECTION 4.9 Indemnity. The Borrowers hereby indemnify each of the Lenders against any loss or expense which may arise or be attributable to each Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by the Borrowers to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the Borrowers to borrow on a date specified therefor in a Notice of Borrowing or Notice of Continuation/Conversion or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined, in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrowers through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

     SECTION 4.10 Capital Requirements. If either (a) the introduction of, or any change in, or in the interpretation of, any Applicable Law or (b) compliance with any guideline or request from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, any Lender or any corporation controlling such Lender as a consequence of, or with reference to the Commitments and other commitments of this type, below the rate which the Lender or such other corporation could have achieved but for such introduction, change or compliance, then within five (5) Business Days after written demand by any such Lender, the Borrowers shall pay to such Lender from time to time as specified by such Lender additional amounts sufficient to compensate such Lender or other corporation for such reduction. A certificate as to such amounts submitted to the Borrowers and the Administrative Agent by such Lender, shall, in the absence of manifest error, be presumed to be correct and binding for all purposes.

     SECTION 4.11 Taxes.

     (a) Payments Free and Clear. Any and all payments by the Borrowers hereunder or under the Notes shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto excluding, (i) in the case of each Lender and the Administrative Agent, income and franchise taxes imposed by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or is or should be qualified to do business or any political subdivision thereof and (ii) in the case of each Lender, income and franchise taxes imposed by the jurisdiction of such Lender's Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrowers shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Administrative Agent,
(A) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 4.11) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the amount such party would have received had no such deductions or withholdings been made, (B) the Borrowers shall make such deductions or withholdings, (C) the Borrowers shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with Applicable Law, and (D) the Borrowers shall deliver to the Administrative Agent and such Lender evidence of such payment to the relevant taxing authority or other Governmental Authority in the manner provided in
Section 4.11(d).

     (b) Stamp and Other Taxes. In addition, the Borrowers shall pay any present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Loans, or the other Loan Documents, or the perfection of any rights or security interest in respect thereof (hereinafter referred to as "Other Taxes").

     (c) Indemnity. The Borrowers shall indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.11) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within thirty (30) days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

     (d) Evidence of Payment. Within thirty (30) days after the date of any payment of Taxes or Other Taxes by the Borrowers, the Borrowers shall furnish to the Administrative Agent and the applicable Lender, at its address referred to in Section 14.1, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Administrative Agent.

     (e) Assignment of Interest. In the event that the Borrowers shall be required to withhold or deduct Taxes from any sum payable hereunder, then, provided that no Default or Event of Default has occurred and is continuing at such time, the Borrowers may, at their own expense (such expense to include any transfer fee payable to the Administrative Agent), in their sole discretion (a) require any Lender as to which Borrowers have been required to withhold or deduct Taxes to transfer and assign in whole or in part, without recourse, all or part of its interests, rights and obligations under this Agreement to an Eligible Assignee which, subject to the consent thereof, shall assume such assigned obligations; provided that (i) such assignment shall not relieve the Borrowers from their obligation to pay such additional amounts that may be due in accordance with this Section 4.11, (ii) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority and (iii) the Borrowers or such assignee shall have paid to the assigning Lender in immediately available funds the principal of, and interest accrued on, the Loans to the date of such assignment and all accrued fees and other amounts owed to it hereunder or (b) terminate the Commitment of such Lender as to which the Borrowers have been required to withhold or deduct Taxes and prepay, in immediately available funds the principal of, and interest accrued on, all outstanding Loans of such Lender as of the date of such prepayment; provided that (i) such termination of the Commitment of such Lender shall not relieve the Borrowers from their obligations to pay such additional amounts that may be due in accordance with this Section 4.11 and (ii) such termination of the Commitment of such Lender and prepayment of such Loans does not conflict with any law, rule or regulation or order of any court or other Governmental Authority.

     (f) Delivery of Tax Forms. To the extent required by Applicable Law to reduce or eliminate withholding or payment of taxes, each Lender and the Administrative Agent shall deliver to the Borrowers, with a copy to the Administrative Agent, on the Closing Date or concurrently with the delivery of the relevant Assignment and Acceptance, as applicable, (i) two United States Internal Revenue Service Forms W-9, Forms W-8ECI or Forms W-8BEN, as applicable (or successor forms) properly completed and certifying in each case that such Lender is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable form, as the case may be, to establish an exemption from United States backup withholding taxes. Each such Lender further agrees to deliver to the Borrowers, with a copy to the Administrative Agent, as applicable, two Form W-9, Form W-8BEN or W-8ECI, or successor applicable forms or manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers, certifying in the case of a Form W-9, Form W-8BEN or W-8ECI (or successor forms) that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (unless in any such case an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or the exemption to which such forms relate unavailable and such Lender notifies the Borrowers and the Administrative Agent that it is not entitled to receive payments without deduction or withholding of United States federal income taxes) and, in the case of a Form W-9, Form W-8BEN or W-8ECI, establishing an exemption from United States backup withholding tax.

     (g) Survival. Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 4.11 shall survive the payment in full of the Obligations and the termination of the Commitments.

     SECTION 4.12 Change in Lending Office.

     Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 4.8, 4.9, 4.10 or 4.11 with respect to such Lender, it will use its best efforts to designate another lending office as its Lending Office for any Loans affected by such event with the intent of avoiding the consequence of the event giving rise to the operation of any such Section; provided, that such designation is made on such terms that such Lender and its Lending Office suffer no economic, legal or regulatory disadvantage as a consequence thereof.

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

                                    ARTICLE V

                  CLOSING; CONDITIONS OF CLOSING AND BORROWING

     SECTION 5.1 Closing. The closing shall take place at the offices of Kennedy Covington Lobdell & Hickman, L.L.P., at 10:00 a.m. on September __, 2002 or on such other place, date and time as the parties hereto shall mutually agree.

     SECTION 5.2 Conditions to Closing and Initial Loans. The obligation of the Lenders to close this Agreement and to make the initial Loans are subject to the satisfaction of each of the following conditions:

     (a) Executed Loan Documents. The following Loan Documents, in form and substance satisfactory to the Administrative Agent and each Lender:

          (i)  this Agreement;

          (ii) the Notes;

          (iii) the Collateral Agreement;

          (iv) the Reaffirmation Agreement;

          (v)  the Mortgage Modifications; and

          (vi) any Collateral Assignments requested by the Administrative Agent;

shall each have been duly authorized, executed and delivered by the Loan Parties which are parties thereto, shall be in full force and effect and no Default shall exist thereunder, and the Loan Parties which are parties thereto shall have delivered original counterparts thereof to the Administrative Agent.

     (b) Closing Certificates; etc.

          (i) Officer's Certificates of the Loan Parties. The Administrative Agent shall have received a certificate from a Responsible Officer of the Guarantor, in form and substance satisfactory to the Administrative Agent, to the effect that all representations and warranties of each Loan Party contained in this Agreement and the other Loan Documents are true, correct and complete; that no Loan Party is in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that each Loan Party has satisfied each of the closing conditions applicable to such Loan Party.

          (ii) General Certificates of the Loan Parties. The Administrative Agent shall have received a certificate of the secretary or assistant secretary of each Loan Party certifying that attached thereto is a true and complete copy of the articles of incorporation of such Loan Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation; that attached thereto is a true and complete copy of the bylaws of such Loan Party as in effect on the date of such certification; that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of such Loan Party authorizing the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party; and as to the incumbency and genuineness of the signature of each officer of such Loan Party executing Loan Documents to which it is a party.

          (iii) Certificates of Good Standing. The Administrative Agent shall have received certificates of the good standing of each Loan Party as of a recent date under the laws of its jurisdiction of organization and each other jurisdiction where such Loan Party is qualified to do business and, to the extent requested by the Administrative Agent, a certificate of the relevant taxing authorities of such jurisdictions certifying that such Person has filed required tax returns and owes no delinquent taxes.

          (iv) Opinions of Counsel. The Administrative Agent shall have received favorable opinions of counsel to the Loan Parties addressed to the Administrative Agent and the Lenders (A) with respect to the Loan Parties, the Loan Documents, the Collateral, and such other matters, and covering such jurisdictions, as the Lenders shall reasonably request, (B) with respect to FCC matters and (C) with respect to state law communication matters, each in form and substance reasonably satisfactory to the Administrative Agent.

          (v) Tax Forms. The Administrative Agent shall have received copies of the United States Internal Revenue Service forms required by Section 4.11(f).

     (c) Collateral.

          (i) Filings and Recordings. All filings and recordations that are necessary to perfect the security interests of the Lenders in the collateral described in the Security Documents shall have been properly executed and delivered by the Borrowers and the Administrative Agent shall be reasonably satisfied that such security interests, upon proper filing of such filings and recordations, shall constitute valid and perfected first priority Liens therein.

          (ii) Pledged Stock. The Administrative Agent shall have received (A) original stock certificates or other certificates evidencing the capital stock or other ownership interests pledged pursuant to the Collateral Agreement, together with an undated stock or other power for each certificate duly executed in blank by the registered owner thereof and (B) each original promissory note pledged pursuant to the Collateral Agreement.

          (iii) Lien Search. The Loan Parties shall have delivered the results of a Lien search made against the Loan Parties under the Uniform Commercial Code as in effect in any state in which any of its assets are located, indicating among other things that its assets are free and clear of any Lien except for Liens permitted hereunder.

          (iv) Hazard and Liability Insurance. The Administrative Agent shall have received certificates of insurance, evidence of payment of all insurance premiums for the current policy year of each, and, if requested by the Administrative Agent, copies (certified by an officer of a Loan Party acceptable to the Administrative Agent) of insurance policies in the form required under the Security Documents and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

          (v) Title Insurance. The Administrative Agent shall have received (a) written confirmation, in form and substance satisfactory thereto, that all title polices delivered with respect to the Existing Mortgages (as modified by the Mortgage Modifications) remain in full force and effect after giving effect to the transactions contemplated by this Agreement and (b) title policies with respect to the mortgaged real property located in Huntsville, Alabama and Charleston, South Carolina.

          (vi) System Documents. Copies of the CATV Franchises (and resolutions relating thereto), Pole Agreements, Communications Licenses, real property leases, and Capital Leases in existence as of the date hereof and all required assignments thereof and consents to such assignments requested by the Administrative Agent or Lenders and not already delivered to the Administrative Agent.

          (vii) Programming Agreements. A duly executed copy of each Programming Agreement.

          (viii) Network Agreements. A duly executed copy of each Network Agreement.

          (ix) Matters Relating to Flood Hazard Properties. (a) Certification from the National Research Center regarding each parcel of property subject to a Mortgage and (b) evidence of flood insurance, in form and substance reasonably satisfactory to the Administrative Agent, for each parcel of property subject to a Mortgage that is located in a flood plain on any certificate delivered pursuant to clause (a) of this Section 5.2(c)(ix).

     (d) Consents; Defaults.

          (i) Governmental and Third Party Approvals. All necessary approvals, authorizations and consents, if any are required, of any Person and of all Governmental Authorities and courts having jurisdiction with respect to the transactions contemplated by this Agreement and the other Loan Documents shall have been obtained; provided, that, with respect to any consent of a third party required in connection with any grant of a security interest pursuant to any of the Security Documents, if any Loan Party notifies the Administrative Agent that such Loan Party cannot, as reasonably determined by the Loan Parties in consultation with the Administrative Agent and Lenders, obtain such consent following commercially reasonable efforts to obtain such consent, the Administrative Agent and Lenders may waive any requirement that the Loan Parties obtain such consent or may permit such assets to be excluded from the Collateral, unless the Administrative Agent and Lenders determine, in their reasonable judgment, that such consent or such grant of a security interest in such assets is necessary to fully secure the Obligations. Schedule 5.2(d) hereto sets forth the third party consents to the granting of security interests pursuant to the Security Documents which the Borrowers (A) are required to deliver on the Closing Date, and (B) are required to use best efforts to obtain after the Closing Date pursuant to Section 8.12(c). In addition to the third party consents to the granting of security interests pursuant to the Security Documents which are expressly waived on
Schedule 5.2(d), subject to Section 8.12(c), any such consent which is not expressly required pursuant to Schedule 5.2(d) shall be deemed to be waived.

          (ii) Permits and Licenses. All material permits and licenses, including permits and licenses required under Applicable Laws, necessary to the conduct of business by the Loan Parties and their Subsidiaries, including, without limitation, all Communications Licenses, CATV Franchises and PUC Authorizations shall have been obtained.

          (iii) No Injunction, Etc. No material action, proceeding, investigation, regulation or legislation shall have been instituted, or to the knowledge of any Loan Party, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Administrative Agent's reasonable discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement and such other Loan Documents.

          (iv) Recapitalization. The Recapitalization shall have been completed on terms and conditions reasonably acceptable to the Administrative Agent.

          (v) No Material Adverse Change. There shall not have occurred any event, condition or state of facts that will or could reasonably be expected to result in a Material Adverse Effect.

          (vi) No Event of Default. No Default or Event of Default shall have occurred and be continuing.

     (e) Financial Matters.

          (i) Financial Statements. The Administrative Agent shall have received the most recent audited Consolidated financial statements of the Loan Parties, prepared in accordance with GAAP.

          (ii) Financial Condition Certificate. The Loan Parties shall have delivered to the Administrative Agent a certificate, in form and substance satisfactory to the Administrative Agent, and certified as accurate by a Responsible Officer of the Guarantor, that (A) the Loan Parties are Solvent, (B) except as otherwise set forth therein, each Loan Party's trade payables are current and not past due in a manner consistent with the Borrowers' customary payments practices (excluding trade payables which are being contested in good faith and for which adequate reserves are maintained to the extent required by GAAP) and (C) attached thereto is a pro forma balance sheet of the Loan Parties, setting forth on a pro forma basis the financial condition of the Loan Parties on a Consolidated basis as of that date, reflecting on a pro forma basis the effect of the transactions contemplated herein, including all fees and expenses in connection therewith, and evidencing compliance on a pro forma basis with the covenants contained in Articles IX and X hereof.

          (iii) Payment at Closing; Fee Letters. There shall have been paid by the Borrowers to the Administrative Agent and the Lenders the fees set forth or referenced in Section 4.3 and any other accrued and unpaid fees or commissions due hereunder (including, without limitation, reasonable legal fees and expenses), and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents. The Administrative Agent shall have received duly authorized and executed copies of the fee letter agreement referred to in Section 4.3(b).

     (f) Miscellaneous.

          (i) Refinancing of the Existing Loans. On the Closing Date, (A) all Existing Loans made by any Existing Lender who is not a Lender hereunder shall be refinanced in full, and the commitments and other obligations and rights (except as expressly set forth in the Existing Credit Agreement) of such Existing Lender shall have been assumed on the Closing Date by a Lender hereunder (and upon such assumption such Existing Lender shall have no obligations hereunder), (B) there shall have been paid in cash (or otherwise credited) in full all accrued but unpaid interest due on the Existing Loans to the Closing Date, (C) there shall have been paid in cash in full all accrued but unpaid fees under the Existing Credit Agreement due to the Closing Date and all other amounts, costs and expenses then owing to any of the Existing Lenders and Wachovia Bank, National Association, formerly known as First Union National Bank, as administrative agent under the Existing Credit Agreement, and (D) all outstanding promissory notes issued by the Borrower to the Existing Lenders under the Existing Credit Agreement shall be deemed canceled and the originally executed copies thereof shall be promptly returned to the Administrative Agent who shall forward such notes to the Borrower.

          (ii) Proceedings and Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Lenders. The Lenders shall have received copies of all other instruments and other evidence as the Lenders may reasonably request, in form and substance reasonably satisfactory to the Lenders, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

          (iii) Due Diligence and Other Documents. The Loan Parties shall have delivered to the Administrative Agent such other documents, certificates and opinions as the Administrative Agent reasonably requests, including without limitation copies of each document evidencing or governing the Subordinated Debt, certified by a secretary or assistant secretary of a Loan Party reasonably acceptable to the Administrative Agent as a true and correct copy thereof.

          (iv) Notices. The Administrative Agent shall have received a Notice of Borrowing and a Notice of Account Designation from the Guarantor, on behalf of the Borrowers, each in form and substance reasonably satisfactory to the Administrative Agent.

     SECTION 5.3 [Intentionally Deleted].

     SECTION 5.4 Conditions to All Loans. The obligations of the Lenders to make any Loans are subject to the satisfaction of the following conditions precedent on the relevant borrowing or issue date, as applicable:

          (a) Continuation of Representations and Warranties. The representations and warranties contained in Article VI shall be true and correct on and as of such borrowing or issuance date with the same effect as if made on and as of such date; except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date.

          (b) No Existing Default. No Default or Event of Default shall have occurred and be continuing hereunder on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date.

          (c) Officer's Compliance Certificate; Additional Documents. The Administrative Agent shall have received the current Officer's Compliance Certificate and each additional document, instrument, legal opinion or other item of information reasonably requested by the Administrative Agent.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

     SECTION 6.1 Representations and Warranties. To induce the Administrative Agent and Lenders to enter into this Agreement and to induce the Lenders to make the Loans, the Loan Parties hereby represent and warrant to the Administrative Agent and the Lenders, both before and after giving effect to the transactions contemplated hereunder, that:

     (a) Organization; Power; Qualification. The Guarantor and each of its Subsidiaries are duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and currently proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization. The jurisdictions in which the Guarantor and its Subsidiaries are organized and qualified to do business as of the Closing Date are described on Schedule 6.1(a).

     (b) Ownership. Each Subsidiary of the Guarantor as of the Closing Date is listed on Schedule 6.1(b). As of the Closing Date, the capitalization of the Guarantor and its Subsidiaries consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on Schedule 6.1(b). All outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. The shareholders of the Subsidiaries of the Guarantor and the number of shares owned by each as of the Closing Date are described on Schedule 6.1(b). As of the Closing Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of capital stock of any Subsidiaries of the Guarantor, except as described on Schedule 6.1(b).

     (c) Authorization of Agreement, Loan Documents and Borrowing. Each Loan Party and its respective Subsidiaries, if any, has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of each Loan Party and its respective Subsidiaries, if any, party thereto, and each such document constitutes the legal, valid and binding obligation of such Loan Party or its Subsidiary party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

     (d) Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance by the Loan Parties and their Subsidiaries of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the Loans hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval which has not been obtained or violate any Applicable Law relating to any Loan Party or any of their Subsidiaries, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of any Loan Party or any of their Subsidiaries or any material indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the Loan Documents, except, in each case, where any of the foregoing, either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     (e) Compliance with Law; Governmental Approvals. Except as set forth on
Schedule 6.1(e), each Loan Party and its Subsidiaries (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business as presently conducted, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, and
(ii) is in
compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties, except where failure to so comply could not reasonably be expected to result in a Material Adverse Effect.

     (f) Tax Returns and Payments. Each Loan Party and its Subsidiaries has duly filed or caused to be filed all federal, state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable, except where the failure to so file, pay, or make such provision for payment could not reasonably be expected to result in a Material Adverse Effect. No Governmental Authority has asserted any Lien or other claim against the Loan Party or Subsidiary thereof with respect to unpaid taxes which has not been discharged or resolved. The charges, accruals and reserves on the books of the Loan Parties and their Subsidiaries in respect of federal, state, local and other taxes for all Fiscal Years and portions thereof since the organization of the Loan Parties and their Subsidiaries are in the judgment of the Loan Parties adequate, and the Loan Parties do not anticipate any additional taxes or assessments for any of such years.

     (g) Intellectual Property Matters. Each Loan Party and its Subsidiaries owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct its business. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and neither such Loan Party nor any Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations, except where such event or liability could not reasonably be expected to result in a Material Adverse Effect.

     (h) Environmental Matters. Except as set forth on Schedule 6.1(h):

          (i) The properties of the Loan Parties and their Subsidiaries do not contain, and to their knowledge have not previously contained, any Hazardous Materials in amounts or concentrations which (A) constitute or constituted a violation of, or (B) could give rise to liability under, applicable Environmental Laws, except where such violation or liability could not reasonably be expected to result in a Material Adverse Effect;

          (ii) Such properties and all operations conducted in connection therewith are in compliance, and have been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about such properties or such operations which could reasonably be expected to interfere with the continued operation of such properties, except where failure to so comply or the existence of such contamination could not reasonably be expected to result in a Material Adverse Effect;

          (iii) No Loan Party nor any Subsidiary thereof has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of their properties or the operations conducted in connection therewith, and no Loan Party nor any Subsidiary thereof has knowledge or reason to believe that any such notice will be received or is being threatened, except where such notice could not reasonably be expected to result in a Material Adverse Effect;

          (iv) To the best knowledge of the Loan Parties and their Subsidiaries, Hazardous Materials have not been transported or disposed of from the properties of the Loan Parties or their Subsidiaries in violation of, or in a manner or to a location which could give rise to liability under, Environmental Laws, nor since the date of acquisition of such property by any Loan Party have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Laws, except where any such event could not reasonably be expected to result in a Material Adverse Effect;

          (v) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Loan Parties, threatened, under any Environmental Law to which the Loan Parties or any Subsidiary thereof is or is expected to be named as a party with respect to such properties or operations conducted in connection therewith, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to such properties or such operations, except where any such event could not reasonably be expected to result in a Material Adverse Effect ; and

          (vi) To the best knowledge of the Loan Parties or their Subsidiaries, there has been no release, or to the best of the Loan Parties' knowledge, the threat of release, of Hazardous Materials at or from such properties, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws, except where such release could not reasonably be expected to result in a Material Adverse Effect.

     (i) ERISA.

          (i) As of the Closing Date, no Loan Party nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plans other than those identified on Schedule 6.1(i);

          (ii) Each Loan Party and each ERISA Affiliate is in material compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code (A) has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code, or (B) is within the remedial amendment period as defined in
Section 401(b) of the Code as to the initial adoption of such Employee Benefit Plan. No material liability has been incurred by any Loan Party or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

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

          (iii) No Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has any Loan Party or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan;

          (iv) Neither any Loan Party nor any ERISA Affiliate has: (A) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or
Section 4975 of the Code, (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (C) failed to make a required contribution or payment to a Multiemployer Plan, or (D) failed to make a required installment or other required payment under Section 412 of the Code;

          (v) No Termination Event has occurred or is reasonably expected to occur; and

          (vi) No proceeding, claim, lawsuit and/or investigation is existing or, to the best knowledge of the Loan Parties after due inquiry, threatened concerning or involving any (A) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by any Loan Party or any ERISA Affiliate, (B) Pension Plan or (C) Multiemployer Plan.

     (j) Margin Stock. No Loan Party nor any Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used, directly or indirectly, in Regulations U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors. Margin stock constitutes less than twenty-five percent (25%) of the value of those assets of the Loan Parties which are subject to any limitation on sale, pledge or other restriction under this Agreement. None of the Collateral is comprised of margin stock.

     (k) Government Regulation. No Loan Party nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended) and no Loan Party nor any Subsidiary thereof is, or after giving effect to any Extension of Credit will be, subject to regulation under the Public Utility Holding Company Act of 1935 or the Interstate Commerce Act, each as amended, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.

     (l) Material Contracts. Schedule 6.1(l) sets forth a complete and accurate list of all Material Contracts of the Loan Parties and their Subsidiaries in effect as of the Closing Date not listed on any other Schedule hereto; other than as set forth in Schedule 6.1(l), each such Material Contract is, and after giving effect to the consummation of the transactions contemplated by the Loan Documents will be, in full force and effect in accordance with the terms thereof. The Loan Parties and their Subsidiaries have delivered to the Administrative Agent a true and complete copy of each Material Contract required to be listed on Schedule 6.1(l).

     (m) Employee Relations. As of the Closing Date, each of the Loan Parties and their respective Subsidiaries has a stable work force in place and is not, except as set forth on Schedule 6.1(m), party to any collective bargaining agreement nor has any labor union been recognized as the representative of its employees. The Loan Parties know of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving their employees or those of their respective Subsidiaries.

     (n) Burdensome Provisions. No Loan Party nor any Subsidiary thereof is a party to any indenture, agreement, lease or other instrument, or subject to any corporate or partnership restriction, Governmental Approval or Applicable Law which is so unusual or burdensome as in the foreseeable future could be reasonably expected to have a Material Adverse Effect. The Loan Parties and their Subsidiaries do not presently anticipate that future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a Governmental Authority will be so burdensome as to have a Material Adverse Effect.

     (o) Financial Statements. The (i) Consolidated balance sheets of the Loan Parties and their Subsidiaries as of December 31, 2001 and the related Consolidated statements of income and retained earnings and cash flows for the Fiscal Years then ended and (ii) unaudited Consolidated balance sheet of the Loan Parties and their Subsidiaries as of March 31, 2002 and related Consolidated unaudited interim statements of income and retained earnings and cash flows, copies of which have been furnished to the Administrative Agent and each Lender, are complete, correct and present fairly in all material respects the assets, liabilities and financial position of the Loan Parties and their Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. The Loan Parties and their Subsidiaries have no Debt, material obligation or other unusual material forward or long-term commitment which is not fairly reflected in the foregoing financial statements or in the notes thereto.

     (p) No Material Adverse Change. Since December 31, 2001, there has been no material adverse change in the properties, business, operations or condition (financial or otherwise) of any Loan Party and the Subsidiaries thereof and no event has occurred or condition arisen that could reasonably be expected to have a Material Adverse Effect.

     (q) Solvency. As of the Closing Date and after giving effect to each Extension of Credit made hereunder, the Loan Parties will be Solvent.

     (r) Real Property Matters. As of the Closing Date, Schedule 6.1(r) contains a correct listing of all real property owned by any Loan Party, all easements owned by any Loan Party and all material leases of any Loan Party. Each Loan Party and its Subsidiaries has such title to the real property owned by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets, including, but not limited to, those reflected on the balance sheets of such Loan Party and its Subsidiaries delivered pursuant to Section 6.1(o), except those which have been disposed of by such Loan Party or its Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder.

     (s) Liens. None of the properties and assets of the Loan Parties nor any Subsidiary thereof is subject to any Lien, except Liens permitted pursuant to
Section 10.3. No financing statement under the Uniform Commercial Code of any state which names the Loan Parties or any Subsidiary thereof or any of their respective trade names or divisions as debtor and which has not been terminated, has been filed in any state or other jurisdiction and no Loan Party nor any Subsidiary thereof has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except to perfect those Liens permitted by Section 10.3 hereof.

     (t) Debt and Guaranty Obligations. Schedule 6.1(t) is a complete and correct listing of all Debt and Guaranty Obligations of the Loan Parties and their Subsidiaries as of the Closing Date in excess of $100,000. The Loan Parties and their Subsidiaries have performed and are in compliance with all of the material terms of such Debt and Guaranty Obligations and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default on the part of the Loan Parties or their Subsidiaries exists with respect to any such Debt or Guaranty Obligation.

     (u) Litigation. Except as set forth on Schedule 6.1(u), as of the Closing Date there are no actions, suits or proceedings pending nor, to the knowledge of the Loan Parties, threatened against or in any other way relating adversely to or affecting the Loan Parties or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority, which, if decided adversely to any of the Loan Parties, could reasonably be expected to result in a Material Adverse Effect.

     (v) Absence of Defaults. No event has occurred or is continuing which constitutes a Default or an Event of Default, or which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by the Loan Parties or any Subsidiary thereof under any (A) Material Contract or (B) judgment, decree or order to which the Loan Parties or their Subsidiaries are a party or by which the Loan Parties or their Subsidiaries or any of their respective properties may be bound which would require the Loan Parties or their Subsidiaries to make any material payment thereunder prior to the scheduled maturity date therefor.

     (w) Interactive Broadband Networks and Communications Law Matters.

          (i) Schedule 6.1(w)(i) hereto sets forth, as of the Closing Date, and each subsequent date required pursuant to Section 8.12 or Section 10.4, a true and complete list of each Interactive Broadband Network owned or operated by any Loan Party identified by the jurisdiction served by such Interactive Broadband Network.

          (ii) Schedule 6.1(w)(ii) hereto sets forth, as of the Closing Date, and each subsequent date required pursuant to Section 8.12 or Section 10.4, a true and complete list of the CATV Franchises (and expiration dates thereof) of each Loan Party and the jurisdiction served thereby.

          (iii) Schedule 6.1(w)(iii) hereto sets forth, as of the Closing Date, and each subsequent date required pursuant to Section 8.12 or Section 10.4, a true and complete list of all Communications Licenses and other PUC Authorizations (and the expiration dates thereof) of each Loan Party pertaining to the provision of local telecommunications services and high-speed internet access and, if applicable, the jurisdiction served thereby.

          (iv) Schedule 6.1(w)(iv) hereto sets forth, as of the Closing Date, and each subsequent date required pursuant to Section 8.12 or Section 10.4, a true and complete list of all Communications Licenses and other PUC Authorizations (and the expiration dates thereof) of each Loan Party pertaining to the provision of long distance telecommunications services and high-speed internet access and, if applicable, the jurisdiction served thereby.

          (v) Schedule 6.1(w)(v) hereto sets forth, as of the Closing Date, a true and complete list of all Communications Licenses and other PUC Authorizations (and the expiration dates thereof) not listed on any other Schedule hereto of any Loan Party, and, if applicable, the jurisdiction served thereby.

          (vi) Schedule 6.1(w)(vi) hereto sets forth, as of the Closing Date, a true and complete list of the Network Agreements of each Loan Party and its Subsidiaries which constitute Material Contracts, each of which is in full force and effect and neither any Loan Party nor, to the best knowledge of any Loan Party, any of the other parties thereto, is in default of any of the provisions thereof in any material respect.

          (vii) No Loan Party nor any of their respective Subsidiaries is in violation of any duty or obligation required by any Communications Law, the Cable Act or any other Applicable Law pertaining to or regulating the operation of any Interactive Broadband Network or the provision of Broadband Services, except where such violation could not reasonably be expected to result in a Material Adverse Effect.

          (viii) Each Loan Party and its Subsidiaries possess all Governmental Approvals necessary to own and operate any Interactive Broadband Network or any other long distance telecommunications systems presently operated by such Loan Party or otherwise for the operations of their businesses and are not in violation thereof, except where the failure to so possess could not reasonably be expected to have a Material Adverse Effect. All such material Governmental Approvals are in full force and effect and no event has occurred that permits, or after notice or lapse of time could permit, the revocation, termination or material and adverse modification of any such Governmental Approval.

          (ix) There is not pending or, to the best knowledge of any Loan Party, threatened, any action by the FCC or any other Governmental Authority to revoke, cancel, suspend or refuse to renew any Communications License, CATV Franchise or PUC Authorization held by any Loan Party or any of its Subsidiaries. There is not pending or, to the best knowledge of any Loan Party, threatened, any action by the FCC or any other Governmental Authority to modify adversely, revoke, cancel, suspend or refuse to renew any other Governmental Approval. To the knowledge of the Loan Parties, no event has occurred and is continuing which could reasonably be expected to (A) result in the imposition of a material forfeiture or the revocation, termination or adverse modification of any such Communications License or PUC Authorization or (B) materially and adversely affect any rights of any Loan Party thereunder. Each Loan Party has no reason to believe and has no knowledge that any of its Communications Licenses or PUC Authorizations will fail to be renewed in the ordinary course.

          (x) Except as set forth on Schedule 6.1(w)(x), no franchising authority has notified any Loan Party or any of its Subsidiaries of its application to be certified to regulate rates as provided in Section 76.910 of the FCC rules implementing the rate regulation provisions of the Cable Act and no Governmental Authority that has issued a CATV Franchise to any Loan Party has notified any Loan Party or any of its Subsidiaries that it has been certified and has adopted regulations required to commence regulation as provided in
Section 76.910(c)(2) of such rate regulation rules.

          (xi) There is not issued or outstanding or, to the best knowledge of any Loan Party, threatened, any notice of any hearing, violation or complaint against any Loan Party or any of its Subsidiaries with respect to the provision of Broadband Services by any Loan Party or any of its Subsidiaries or with respect to the operation of any portion of any Interactive Broadband Network, except for any such hearing, violation or complaint which could not reasonably be expected to have a Material Adverse Effect and no Loan Party has any knowledge that any Person intends to contest renewal of any Communication License, PUC Authorization, CATV Franchise or other Governmental Approval or Pole Agreement.

          (xii) All notices, statements of account, supplements and other documents required under Section 111 of the Copyright Act of 1976 and under the rules of the Copyright Office with respect to the carriage of off-air signals by the Interactive Broadband Networks have been duly filed, and the proper amount of copyright fees have been paid on a timely basis, and each such Interactive Broadband Network qualifies for the compulsory license under Section 111 of the Copyright Act of 1976, except where failure to so file, pay or qualify could not reasonably be expected to result in a Material Adverse Effect.

          (xiii) The carriage of all off-air signals by the Interactive Broadband Networks is permitted by valid retransmission consent agreements or by must-carry elections by broadcasters, or is otherwise permitted under Applicable Law.

     (x) Condition of Systems. All of the material properties, equipment and systems of each Loan Party and its Subsidiaries, including without limitation the Interactive Broadband Networks, are, and all those to be added in connection with any contemplated system expansion or construction will be, in good repair and condition, ordinary wear and tear excepted, and in working order and condition which is in accordance with applicable industry standards, and are and will be in compliance with all standards or rules imposed by any Governmental Authority, except where failure to be in such condition or to so comply could not reasonably be expected to result in a Material Adverse Effect.

     (y) Fees. Each Loan Party and its Subsidiaries has paid all franchise, license or other fees and charges material to the CATV Franchises, Communications Licenses, PUC Authorizations, any Interactive Broadband Network and other matters respecting the operation of its business which have become due pursuant to any Governmental Approval or other permit in respect of its business, except where the failure to so pay could not reasonably be expected to result in a Material Adverse Effect.

     (z) Accuracy and Completeness of Information. All written information, reports and other papers and data produced by or on behalf of the Loan Parties or any Subsidiary thereof and furnished to the Lenders were, at the time the same were so furnished, complete and correct in all material respects to the extent necessary to give the recipient a true and accurate knowledge of the subject matter. No document furnished or written statement made to the Administrative Agent or the Lenders by the Loan Parties or any Subsidiary thereof in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of the Loan Parties or their Subsidiaries or omits or will omit to state a fact necessary in order to make the statements contained therein not misleading. The Loan Parties are not aware of any facts which they have not disclosed in writing to the Administrative Agent having a Material Adverse Effect, or insofar as the Loan Parties can now foresee, could reasonably be expected to have a Material Adverse Effect.

     SECTION 6.2 Representations and Warranties of the Guarantor. To induce the Administrative Agent to enter into this Agreement and the Lenders to make the Loans, the Guarantor hereby represents and warrants to the Administrative Agent and Lenders that the restrictions set forth in Section 10.7 on the ability of
(a) the Subsidiaries of the Guarantor to pay dividends or make any distribution to the Guarantor and (b) the Guarantor to pay dividends or make any distribution to or for the benefit of the Parent are not less favorable in any material respect to the holders of the Exchange Notes than the corresponding provisions under the Existing Credit Agreement as in effect immediately prior to the Closing Date.

     SECTION 6.3 Survival of Representations and Warranties, Etc. All representations and warranties set forth in this Article VI and all representations and warranties contained in any certificate, or any of the Loan Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date, shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

                                   ARTICLE VII

                        FINANCIAL INFORMATION AND NOTICES

     Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 14.11, the Loan Parties will furnish or cause to be furnished to the Administrative Agent and to the Lenders at their respective addresses as set forth on Schedule 1.1(a), or such other office as may be designated by the Administrative Agent and Lenders from time to time:

     SECTION 7.1 Financial Statements and Projections.

     (a) Quarterly Financial Statements. As soon as practicable and in any event within forty-five (45) days after the end of each fiscal quarter, an unaudited Consolidated and consolidating balance sheet of the Loan Parties as of the close of such fiscal quarter and unaudited Consolidated and consolidating statements of income, retained earnings and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the corresponding period in the preceding Fiscal Year and prepared by the Loan Parties in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of GAAP accounting principles and practices during the period, and certified by a Responsible Officer of the Guarantor to present fairly in all material respects the financial condition of the Loan Parties on a Consolidated and consolidating basis as of their respective dates and the results of operations of the Loan Parties for the respective periods then ended, subject to normal year end adjustments.

     (b) Annual Financial Statements. As soon as practicable and in any event within one hundred and twenty (120) days after the end of each Fiscal Year, an audited Consolidated balance sheet of the Loan Parties as of the close of such Fiscal Year and audited Consolidated statements of income, retained earnings and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the preceding Fiscal Year and prepared by an independent certified public accounting firm acceptable to the Administrative Agent in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of GAAP accounting principles and practices during the year, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by the Loan Parties or with respect to accounting principles followed by the Loan Parties not in accordance with GAAP.

     (c) Annual Business Plan and Financial Projections. As soon as practicable and in any event within thirty (30) days after the beginning of each Fiscal Year, a business plan of the

Loan Parties and their Subsidiaries for the ensuing Fiscal Year, such plan to be prepared in accordance with GAAP and to include, on a monthly basis, the following: a monthly operating and capital budget, a projected income statement, statement of cash flows and balance sheet and a report containing management's discussion and analysis of such projections, accompanied by a certificate from a Responsible Officer of the Guarantor to the effect that, to the best of such officer's knowledge, such projections are good faith estimates of the financial condition and operations of the Loan Parties for such Fiscal Year.

     SECTION 7.2 Officer's Compliance Certificate. At each time financial statements are delivered pursuant to Section 7.1 (a) or (b) and at such other times as the Administrative Agent shall reasonably request, a certificate of a Responsible Officer of the Guarantor in the form of Exhibit E attached hereto (an "Officer's Compliance Certificate").

     SECTION 7.3 Accountants' Certificate. At each time financial statements are delivered pursuant to Section 7.1(b), a certificate of the independent public accountants certifying such financial statements addressed to the Administrative Agent for the benefit of the Lenders:

     (a) stating that in making the examination necessary for the certification of such financial statements, they obtained no knowledge of any Default or Event of Default or, if such is not the case, specifying such Default or Event of Default and its nature and period of existence; and

     (b) including the calculations prepared by such accountants required to establish whether or not the Loan Parties and their Subsidiaries are in compliance with the financial covenants set forth in Article X hereof as at the end of each respective period.

     SECTION 7.4 Other Reports.

     (a) As soon as practicable and in any event within sixty (60) days after the end of each fiscal quarter, quarterly management reports, in form and substance to be agreed with the Administrative Agent, detailing the number Connections, the type of Connections and the revenue per Connection;

     (b) Such other information regarding the operations, business affairs and financial condition of the Loan Parties or any of their Subsidiaries as the Administrative Agent or any Lender may reasonably request; and

     (c) In advance of (i) the entrance into any new market by any Loan Party or
(ii) any change of prospective markets of any Loan Party or (iii) any deferral of any market, deliver to the Administrative Agent a revised business plan, in form and substance reasonably satisfactory thereto, to include such new market change in a prospective market or the deferral of any market, as applicable.

     SECTION 7.5 Notice of Litigation and Other Matters. Prompt (but in no event later than ten (10) Business Days after any officer of any Loan Party obtains knowledge thereof) telephonic and written notice of:

     (a) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving any Loan Party or any of their respective properties, assets or businesses, which if adversely decided to such Loan Party, could reasonably be expected to have a Material Adverse Effect;

     (b) any notice of any violation received by any Loan Party from any Governmental Authority including, without limitation, any notice of violation of any Communications License or of Environmental Laws;

     (c) any labor controversy that has resulted in, or threatens to result in, a strike or other work action against any Loan Party where such strike or work action can reasonably be expected to result in a Material Adverse Effect;

     (d) any attachment, judgment, lien, levy or order exceeding $1,000,000 that may be assessed against any Loan Party;

     (e) any Default or Event of Default, or any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any Material Contract to which any Loan Party is a party or by which any Loan Party or any of their respective properties may be bound;

     (f) (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by any Loan Party or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by any Loan Party or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iv) any Loan Party obtaining knowledge or reason to know that any Loan Party or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA; and

     (g) any event which makes any of the representations set forth in Section
6.1 inaccurate in any respect.

     SECTION 7.6 Accuracy of Information. All written information, reports, statements and other papers and data furnished by or on behalf of the Loan Parties to the Administrative Agent or any Lender (other than financial forecasts) whether pursuant to this Article VII or any other provision of this Agreement, or any of the Security Documents, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Administrative Agent or any Lender complete, true and accurate knowledge of the subject matter based on the Loan Parties' knowledge thereof.

                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS

     Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner provided for in Section 14.11, each Loan Party will, and will cause its Subsidiaries to:

     SECTION 8.1 Preservation of Corporate Existence and Related Matters. Except as permitted by Section 10.5, preserve and maintain its separate corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

     SECTION 8.2 Maintenance of Property. Protect and preserve all properties useful in and material to its business, including copyrights, patents, trade names and trademarks; maintain in good working order and condition all such buildings, equipment and other tangible real and personal property; and from time to time make or cause to be made all renewals, replacements and additions to such property necessary for the conduct of its business.

     SECTION 8.3 Insurance. Maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law, and on the Closing Date and from time to time thereafter deliver to the Administrative Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

     SECTION 8.4 Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

     SECTION 8.5 Payment and Performance of Obligations. Pay and perform all Obligations under this Agreement and the other Loan Documents (the Lenders acknowledge that KNOLOGY of Georgia, Inc. has no such Obligations), and pay or perform (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (b) all other indebtedness (including, without limitation, Intercompany Debt), obligations and liabilities in accordance with customary trade practices which shall include payment of accounts payable within sixty (60) days; provided, that such Loan Party may contest any item described in clauses (a) or (b) of this Section 8.5 in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

     SECTION 8.6 Compliance With Laws and Approvals. Observe and remain in compliance with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business, except where the failure to so comply could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 8.7 Environmental Laws. In addition to and without limiting the generality of Section 8.6, (a) comply with, and require such compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except where the failure to so comply could not reasonably be expected to result in a Material Adverse Effect, (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws, and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of such Loan Party or such Subsidiary, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

     SECTION 8.8 Compliance with ERISA. In addition to and without limiting the generality of Section 8.6, (a) comply in all material respects with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (b) not take any action or fail to take action the result of which could be a material liability to the PBGC or to a Multiemployer Plan, (c) not participate in any prohibited transaction that could result in any material civil penalty under ERISA or tax under the Code, (d) operate each Employee Benefit Plan in such a manner that will not incur any material tax liability under Section 4980B of the Code or any material liability to any qualified beneficiary as defined in Section 4980B of the Code and (e) furnish to the Administrative Agent upon the Administrative Agent's request such additional information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent.

     SECTION 8.9 Compliance With Agreements. Comply in all respects with each term, condition and provision of all leases, agreements and other instruments entered into in the conduct of its business including, without limitation, any Programming Agreement, any Network Agreement and any Material Contract, except where the failure to so comply could not reasonably be expected to result in a Material Adverse Effect.

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

     SECTION 8.10 Conduct of Business. Unless otherwise agreed in writing by the Administrative Agent and Required Lenders, engage only in a Substantially Similar Business.

     SECTION 8.11 Visits and Inspections. Permit representatives of the Administrative Agent or any Lender, from time to time and upon reasonable notice (unless a Default or Event of Default shall have occurred and be continuing, in which case no notice shall be required), to: visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

     SECTION 8.12 Additional Subsidiaries and Collateral.

     (a) Upon the creation or acquisition of any Subsidiary possessing assets in excess of One Thousand Dollars ($1,000) of any Loan Party permitted by this Agreement and, with respect to KNOLOGY of Georgia, Inc., upon the obtaining (but without imposing any obligation to seek such Governmental Approval) of any Governmental Approval permitting KNOLOGY of Georgia, Inc. to incur Debt and/or grant Liens on its assets (including, without limitation, a change in Applicable Law such that Governmental Approval is no longer required), cause to be executed and delivered to the Administrative Agent (i) a joinder agreement hereto in form and substance reasonably satisfactory to the Administrative Agent and Required Lenders in order that such Person becomes a Borrower hereunder, (ii) a supplement to the Collateral Agreement in form and substance reasonably satisfactory to the Administrative Agent and Required Lenders in order that such Person becomes a Borrower hereunder, (iii) one or more duly executed Mortgages and/or Collateral Assignments, as applicable, with respect to any real property owned or leased by such Subsidiary and such consents of third parties as are required to grant a security interest in such real property (except as cannot be obtained pursuant to the proviso set forth in Section 5.2(d)(i)), (iv) updated version of each Schedule referred to in Section 6.1(w) to reflect all changes to such Schedules resulting from such creation or acquisition of such Subsidiary and (v) such other documents reasonably requested by the Administrative Agent and Required Lenders consistent with the terms of this Agreement which provide that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that the assets of such Subsidiary shall become Collateral for the Obligations. Upon satisfaction of the conditions set forth in this Section 8.12(a), each Subsidiary shall become a Borrower hereunder and under the other Loan Documents to the same extent as if such Subsidiary had been a party hereto and thereto on the Closing Date. Notwithstanding the foregoing, nothing in this Section 8.12 shall be deemed to prohibit any Lien or other encumberance permitted pursuant to Section 10.3.

     (b) Upon the acquisition by any Loan Party or Subsidiary thereof, of any real property (whether owned in fee or leased) not listed on Schedule 6.1(r), provide to the Administrative Agent copies of the purchase or lease documents, as applicable, with respect thereto; and if requested by the Administrative Agent or Required Lenders, promptly execute and deliver to the Administrative Agent and the Lenders a Mortgage, Collateral Assignment, landlord agreement, and all documents and other items reasonably requested by the Administrative Agent with respect to any such newly acquired real property (except as cannot be obtained pursuant to the proviso set forth in Section 5.2(d)(i)), in each case in form and substance reasonably satisfactory to the Administrative Agent and Required Lenders. Notwithstanding the foregoing, nothing in this Section 8.12 shall be deemed to prohibit any Lien or other encumberance permitted pursuant to
Section 10.3.

     (c) Use best efforts to obtain consents of the applicable Governmental Authority or third party to the security interest of the Administrative Agent, on behalf of itself and the Lenders, in the CATV Franchises, PUC Authorizations or Material Contracts identified on Schedule 5.2(d) (excluding any such CATV Franchise, PUC Authorization or Material Contract for which a consent has previously been delivered or for which such requirement has been waived), and, where required, in any CATV Franchise or PUC Authorization acquired by any Loan Party subsequent to the date hereof and any Material Contract executed subsequent to the date hereof which replaces, supersedes or is entered into for substantially the same business purpose (as reasonably determined by the Administrative Agent in consultation with the Borrowers) as any Material Contract set forth on Schedule 5.2(d). For purposes of this Section 8.12(c) the term "best efforts" shall mean, as applicable: (i) the filing of an application or submission of a written request (in each case with a copy delivered to the Administrative Agent) to the appropriate Governmental Authority or third party for such consent within forty five (45) days after the closing date or acquisition date, as applicable, (ii) compliance with all applicable procedures with regard to obtaining any such consents, (iii) good faith negotiations, (iv) payment of fees and charges necessary to obtain such consents in such amount as are paid for such purposes in the ordinary course of business and (v) with respect to any formal denial of any such request by any Governmental Authority, the exhaustion of reasonable appeals of such formal denial. Notwithstanding the foregoing, the Loan Parties and their Subsidiaries shall have no obligation to seek such consents in those situations where Applicable Law (other than the local municipal ordinances creating or providing for any CATV Franchise) expressly prohibits or does not recognize a security interest in a CATV Franchise or a PUC Authorization, unless and until such Applicable Law changes so as to permit or recognize such security interest.

     (d) Notwithstanding anything contained in any one or more of the Loan Documents to the contrary, it is agreed that the Loan Parties shall not be deemed to have granted a security interest in any Communications License, CATV Franchise, PUC Authorization or agreement with respect to which the consent or approval of any third party is necessary for the creation of such a security interest until such time, if ever, as the consents or approvals applicable with respect to such Communications License, CATV Franchise, PUC Authorization or agreement have been obtained.

     SECTION 8.13 KNOLOGY of Georgia. At any time as the book value of all tangible assets owned by KNOLOGY of Georgia, Inc. (excluding any Communications Licenses and/or PUC Authorizations) exceeds Three Million Dollars ($3,000,000), cause KNOLOGY of Georgia, Inc. to promptly declare a dividend or distribution in an amount equal to or greater than such excess which such dividend shall be paid or distribution made within fifteen (15) days after the declaration thereof. This Section 8.13 shall be of no further effect upon such date, if any, as KNOLOGY of Georgia, Inc. is joined to this Agreement as a Borrower pursuant to
Section 8.12(a)..

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

     SECTION 8.14 [Intentionally Deleted].

     SECTION 8.15 Further Assurances. Make, perform, execute and deliver all such additional and further acts, things, deeds and instruments as the Administrative Agent or any Lender may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and ensure the Administrative Agent and the Lenders of their respective rights under this Agreement, the Notes, and the other Loan Documents.

                                   ARTICLE IX

                               FINANCIAL COVENANTS

     Upon the Closing Date and thereafter, until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 14.11, the Loan Parties and their Subsidiaries on a Consolidated basis will not:

     SECTION 9.1 Stage One Financial Covenants. (The financial covenants set forth in this Section 9.1 shall only be tested until (but not including) the Stage Two Effective Date and shall not be tested on or after the Stage Two Effective Date.)

          (a) Minimum Revenue: As of the end of any fiscal quarter prior to the Stage Two Effective Date, permit total revenue of the Loan Parties (before discounts and allowances) for such fiscal quarter to be less than the corresponding minimum amount for such fiscal quarter end set forth below:

     Fiscal Quarter End                     Minimum Revenue
     ------------------                     ---------------
        June 30, 2002                         $25,500,000
     September 30, 2002                       $27,000,000

          (b) Minimum Liquidity. From the Closing Date through the end of any fiscal quarter prior to the Stage Two Effective Date, the Loan Parties shall not permit the aggregate amount of all unrestricted cash and cash equivalents of the Loan Parties, which such cash and cash equivalents are immediately available for the repayment of the Obligations to be less than $2,000,000.

     SECTION 9.2 Stage Two Financial Covenants. (The financial covenants set forth in this Section 9.2 shall only be tested on and after the Stage Two Effective Date and shall not be tested prior to the Stage Two Effective Date.)

          (a) Maximum Leverage Ratio. As of any fiscal quarter end occurring on or after the Stage Two Effective Date and during any period set forth below, permit the Leverage Ratio to be greater than the corresponding ratio set forth below:

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

     Period during which fiscal
     quarter end being tested occurs   Maximum Senior Leverage Ratio
     -------------------------------   -----------------------------
     December 31, 2002                         2.75 to 1.00
     March 31, 2003                            2.25 to 1.00
     June 30, 2003                             2.00 to 1.00
     September 30, 2003                        1.75 to 1.00
     December 31, 2003                         1.50 to 1.00
     March 31, 2004                            1.50 to 1.00
     June 30, 2004                             1.50 to 1.00
     September 30, 2004                        1.50 to 1.00
     December 31, 2004                         1.50 to 1.00
     March 31, 2005                            1.50 to 1.00
     June 30, 2005                             1.50 to 1.00
     September 30, 2005                        1.50 to 1.00
     December 31, 2005                         1.50 to 1.00
     March 31, 2006                            1.50 to 1.00
     June 30, 2006                             1.50 to 1.00

          (b) Minimum Quarterly EBITDA: As of any fiscal quarter end occurring on or after the Stage Two Effective Date and each fiscal quarter end prior to the fiscal quarter ending June 30, 2004, the Loan Parties shall not permit the amount of EBITDA for the single fiscal quarter ending on or immediately prior to such date to be less than the corresponding amount set forth below:

     Period during which fiscal
     Quarter end being tested occurs   Minimum Quarterly EBITDA
     -------------------------------   ------------------------
     December 31, 2002                      $ 5,000,000.00
     March 31, 2003                         $ 5,300,000.00
     June 30, 2003                          $ 6,600,000.00
     September 30, 2003                     $ 8,000,000.00
     December 31, 2003                      $ 9,300,000.00
     March 31, 2004                         $10,800,000.00

          (c) Minimum Debt Service Coverage Ratio. As of any fiscal quarter end occurring on or after June 30, 2004 and during any period set forth below, permit the ratio (the "Debt Service Coverage Ratio") of (i) the sum of (A) EBITDA of the Loan Parties for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date less (B) taxes added back to EBITDA pursuant to the definition thereof to (ii) Debt Service for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date to be less than the corresponding ratio set forth below:

     Period during which fiscal
     Quarter end being tested occurs   Minimum Debt ServiceCoverage Ratio
     -------------------------------   ----------------------------------
     June 30, 2004                                1.25 to 1.00
     September 30, 2004                           1.25 to 1.00
     December 31, 2004                            1.50 to 1.00
     March 31, 2005                               1.50 to 1.00
     June 30, 2005                                1.50 to 1.00
     September 30, 2005                           1.50 to 1.00

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

     December 31, 2005                            1.50 to 1.00
     March 31, 2006                               1.50 to 1.00
     June 30, 2006                                1.50 to 1.00

     Notwithstanding the foregoing, for purposes of calculating the Minimum Debt Service Coverage Ratio as of the fiscal quarters ending June 30, 2004 and September 30, 2004, the amount of the Permitted Exchange Note Distribution shall be annualized by multiplying the actual amount of such Permitted Exchange Note Distributions by two (2).

          (d) Minimum Liquidity:

               (i) Commencing with the Stage Two Effective Date and each fiscal quarter end thereafter through and including December 31, 2004, the Loan Parties shall not permit the aggregate amount of all unrestricted cash and cash equivalents of the Loan Parties, which such cash and cash equivalents are immediately available for the repayment of the Obligations to be less than $2,000,000; and

               (ii) Commencing with January 1, 2005 and each fiscal quarter end thereafter, the Loan Parties shall not permit the aggregate amount of all unrestricted cash and cash equivalents of the Loan Parties, which such cash and cash equivalents are immediately available for the repayment of the Obligations to be less than $5,000,000

                                    ARTICLE X

                               NEGATIVE COVENANTS

     Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 14.11 hereof, the Loan Parties will not and will not permit their Subsidiaries to:

     SECTION 10.1 Limitations on Debt. Create, incur, assume or suffer to exist any Debt except:

     (a) the Obligations (excluding Hedging Obligations permitted pursuant to
Section 10.1(j));

     (b) Subordinated Debt;

     (c) Debt existing on the Closing Date and not otherwise permitted under this Section 10.1, as set forth on Schedule 6.1(t), and the renewal and refinancing (but not the increase) thereof;

     (d) Debt of the Borrowers incurred in connection with Capital Leases and purchase money Debt in an aggregate amount not to exceed $2,000,000 on any date of determination and the renewal and refinancing (but not the increase if such increase would cause the foregoing Dollar amount limitation to be exceeded) thereof;

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

     (e) [Intentionally Deleted];

     (f) Debt consisting of Guaranty Obligations permitted by Section 10.2;

     (g) [Intentionally Deleted];

     (h) Intercompany Debt not otherwise permitted under this Section 10.1;

     (i) [Intentionally Deleted];

     (j) Debt incurred in connection with a Hedging Agreement with a counterparty and upon terms and conditions (including interest rate) reasonably satisfactory to the Administrative Agent; provided, that any counterparty that is a Lender shall be deemed satisfactory to the Administrative Agent; and

     (k) Debt in respect of performance, surety or appeal bonds provided in the ordinary course of business or in respect of indemnification or other obligations incurred in connection with the disposition of any assets permitted pursuant to Section 10.6;

provided, that none of the Debt permitted to be incurred by this Section shall restrict, limit or otherwise encumber (by covenant or otherwise) the ability of any Subsidiary of any Loan Party to make any payment to any Borrower or any of their respective Subsidiaries (in the form of dividends, intercompany advances or otherwise) for the purpose of enabling such Borrower to pay the Obligations. Notwithstanding the foregoing, the Loan Parties will not and will not permit their Subsidiaries to permit KNOLOGY of Georgia, Inc. to seek, apply or obtain any Governmental Approval which would permit KNOLOGY of Georgia, Inc. to incur any Debt or to grant any Lien on any of its assets, except in favor of the Lenders.

     SECTION 10.2 Limitations on Guaranty Obligations. Create, incur, assume or suffer to exist any Guaranty Obligations except:

     (a) Guaranty Obligations in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders;

     (b) Guaranty Obligations in an amount not to exceed $2,000,000 to secure payment or performance of customer service contracts entered into in the ordinary course of business;

     (c) Guaranty Obligations existing on the Closing Date and not otherwise permitted under this Section 10.2, as set forth on Schedule 6.1(t) and the renewal and refinancing (but not the increase) thereof;

     (d) Guaranty Obligations of any Loan Party of (i) Debt of any other Loan Party permitted by Section 10.1 or (ii) contract performance obligations of any other Loan Party that do not constitute Debt; and

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

     (e) Guaranty Obligations of the Loan Parties of the CoBank Debt; provided that (i) the amount of Guaranty Obligations permitted pursuant to this Section 10.2(e) shall not exceed Twenty-Two Million Eight Hundred thousand Dollars ($22,800,000) in the aggregate, (ii) the terms and conditions (including, without limitation, the subordination provisions applicable thereto) of the CoBank Guaranty are satisfactory to the Administrative Agent and the Administrative Agent acknowledges that the CoBank Guaranty attached hereto as Exhibit K contains subordination provisions acceptable to it, and (iii) no Default or Event of Default has occurred and is continuing.

     SECTION 10.3 Limitations on Liens. Create, incur, assume or suffer to exist, any Lien on or with respect to any of its assets or properties (including without limitation shares of capital stock or other ownership interests), real or personal, whether now owned or hereafter acquired, except for any of the following (each, a "Permitted Lien"):

     (a) Liens for taxes, assessments, customs duties and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) (i) which are not overdue for a period of more than thirty (30) days or (ii) which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

     (b) common law and statutory Liens of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, (i) which are not overdue for a period of more than thirty (30) days or (ii) which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

     (c) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation or obligations (not to exceed $2,500,000) under customer service contracts, statutory or regulatory obligations, bank acceptances, surety and appeal bonds, government contracts, performance bonds and other obligations of a similar nature incurred in the ordinary course of business;

     (d) Liens constituting encumbrances in the nature of municipal ordinances or zoning restrictions, easements and rights or restrictions of record on the use of real property, title defects or other irregularities, which in the aggregate are not substantial in amount and which do not, in any case, detract in a material manner from the value of such property or impair the use thereof in the ordinary conduct of business;

     (e) Liens of the Administrative Agent for the benefit of the Administrative Agent and the Lenders;

     (f) Liens not otherwise permitted by this Section 10.3 and in existence on the Closing Date and described on Schedule 10.3;

     (g) Liens securing Debt permitted under Section 10.1(d);

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

     (h) Liens securing Debt permitted under Section 10.1(e); provided that (i) such Liens shall be created within six (6) months after the latest to occur of the acquisition, the completion of construction or the commencement of operation of the related asset, (ii) such Liens do not at any time encumber any property other than the property financed by such Debt and improvements thereon, (iii) the amount of Debt secured thereby is not increased and (iv) the principal amount of Debt secured by any such Lien shall at no time exceed one hundred percent (100%) of the original purchase price of such property at the time it was acquired;

     (i) leases (other than operating leases referred to in clause (k) below) or subleases granted to others that do not materially interfere with the ordinary course of business of the Loan Parties, taken as a whole;

     (j) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of any Loan Party relating to such property or assets;

     (k) any interest or title of a lessor in the property subject to any operating lease, including Liens arising from filing UCC financing statements regarding leases with respect to such property;

     (l) Liens securing Debt permitted pursuant to Section 10.1(j);

     (m) [Intentionally Deleted];

     (n) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Loan Party in the ordinary course of business in accordance with the past practices of such Loan Party prior to the Closing Date; provided, that the fair market value of the assets subject to such Liens does not exceed $1,000,000 in the aggregate at any time;

     (o) [Intentionally Deleted];

     (p) Liens made in the ordinary course of business on assets subject to rights-of-way, pole attachment, use of conduit, use of trenches or similar agreements securing any Loan Party's obligations under such agreements; provided, that such Liens apply only to the assets subject to any of the foregoing agreements.

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

     SECTION 10.4 Limitations on Loans, Advances, Investments and Acquisitions. Purchase, own, invest in or otherwise acquire, directly or indirectly, any capital stock, interests in any partnership or joint venture (including without limitation in connection with the capitalization of any Subsidiary), evidence of Debt or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person (such loans, advances, investments and acquisitions collectively referred to as "investments") except:

     (a) investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one hundred twenty (120) days from the date of acquisition thereof, (ii) commercial paper maturing no more than one hundred twenty (120) days from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more than one hundred twenty (120) days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of "A" or better by a nationally recognized rating agency; provided, that the aggregate amount invested in such certificates of deposit shall not at any time exceed $5,000,000 for any one such certificate of deposit and $10,000,000 for any one such bank, or (iv) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder;

     (b) (i) investments of any Loan Party in any other Loan Party, and (ii) investments existing on the Closing Date and described on Schedule 10.4;

     (c) investments by a Loan Party in the form of:

          (i) the creation or capitalization of any Borrowers after the Closing Date not otherwise permitted under this Section 10.4; provided that the Loan Parties comply with the applicable provisions of Section 8.12;

          (ii) acquisitions of assets through like kind exchanges; provided, that (A) no Default or Event of Default has occurred and is continuing or would result therefrom, (B) such investment has been previously approved in writing by the Required Lenders, (C) the Loan Parties shall have delivered to the Administrative Agent financial projections in form and substance reasonably satisfactory to the Administrative Agent, evidencing compliance, on a pro forma basis, with the covenants contained in Articles IX and X hereof, and evidencing the ability of the Loan Parties to meet all of their Obligations; and (D) the Borrowers and their respective Subsidiaries shall have complied with all applicable provisions of Section 8.12; and

          (iii) investments by the Borrowers in the form of acquisitions of all or substantially all of the business or a line of business of any other Person (whether by the

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

acquisition of capital stock or other equity ownership interests, assets or any combination thereof) which are consummated in accordance with the following requirements of this Section 10.4(c)(iii) (any such acquisition, a "Permitted Acquisition"): (A) the acquired Person shall be and substantially all of the acquired assets shall be utilized in a Substantially Similar Business as the Borrower, (B) no Default or Event of Default shall have occurred and be continuing or be created by the relevant Permitted Acquisition as evidenced by a certificate of the Borrowers delivered on the closing date thereof to the Administrative Agent and the Required Lenders in form and substance satisfactory to the Administrative Agent and demonstrating pro forma compliance with the financial covenants set forth in Article IX and the other terms of the Loan Documents, (C) a description of the relevant Permitted Acquisition in reasonable detail and the corresponding documentation shall be furnished by the Borrowers to the Lenders at least fifteen (15) Business Days prior to the closing date thereof (to be followed by any changed pages and fully executed copies promptly after the creation thereof) and (D) the aggregate cash or any other consideration for any such Permitted Acquisition or series of related acquisitions does not exceed (1) One Million Five Hundred Thousand Dollars ($1,500,000) in any calendar year and (2) Two Million Five Hundred Thousand Dollars ($2,500,000) over the term of this Agreement; provided that (i) any Permitted Acquisition that is approved in writing by the Administrative Agent and Required Lenders (either prior or subsequent to the closing date of such acquisition) and (ii) Permitted Acquisitions involving aggregate cash or any other consideration for any such Permitted Acquisitions which does not exceed $5,000,000 in the aggregate over the term of this Agreement and which are funded entirely by equity issued by Knology, Inc., the proceeds of which are distributed by Knology, Inc. to the Guarantor prior to the date of such proposed acquisition, shall not be counted against the limitations set forth in the foregoing clause (D);

     (d) commission, payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

     (e) receipt of stock, obligations or securities received in satisfaction of judgments in favor of any Loan Party;

     (f) Hedging Agreements permitted pursuant to Section 10.1;

     (g) investments in prepaid expenses, negotiable instruments held for collection, and lease, utility and workers' compensation, performance and other similar deposits; and

     (h) loans or advances to employees of any Loan Party made in the ordinary course of business that do not in the aggregate exceed $500,000 at any time outstanding.

     SECTION 10.5 Limitations on Mergers and Liquidation. Merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except:

     (a) any Loan Party (except the Guarantor) may merge with any other Loan Party;

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

     (b) any Wholly-Owned Subsidiary may merge with or into the Person such Wholly-Owned Subsidiary was formed to acquire in connection with an acquisition permitted by Section 10.4(c); and

     (c) any Wholly-Owned Subsidiary of any Loan Party may wind-up into such Loan Party or any other Wholly-Owned Subsidiary of such Loan Party.

     SECTION 10.6 Limitations on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, the sale of any receivables and leasehold interests and any sale-leaseback or similar transaction), whether now owned or hereafter acquired except:

     (a) the conveyance, sale, lease, assignment, transfer or other disposition of assets or securities in the ordinary course of business;

     (b) the conveyance, sale, lease, assignment, transfer or other disposition of obsolete assets no longer used or usable in the business of the applicable Loan Party;

     (c) the conveyance, sale, lease, assignment, transfer or other disposition of assets to any Loan Party (including in connection with a sale leaseback transaction among Loan Parties); provided, that (i) any assets transferred to the Guarantor pursuant to this Section 10.6(c) shall at all times be subject to a perfected first priority Lien in favor of the Administrative Agent, on behalf of the Lenders and (ii) the aggregate book value of all assets transferred to the Guarantor pursuant to this Section 10.6(c) (A) in any calendar year shall not exceed One Million Dollars ($1,000,000) and (B) during the term hereof shall not exceed Five Million Dollars ($5,000,000);

     (d) the conveyance, sale, lease, assignment, transfer or other disposition or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

     (e) the disposition of any asset pursuant to a like kind exchange permitted pursuant to Section 10.4(c);

     (f) [Intentionally Deleted];

     (g) any other sale of assets; provided, that (i) the Net Cash Proceeds from any such sale of assets are used in accordance with Section 2.5(b)(iii) and (ii) the consideration received for such sale is at least equal to the fair market value of the assets sold or disposed of. The Administrative Agent will, upon the written request of any Borrower, release its Lien and security interest in any Collateral (including the capital stock of any Borrower) that is sold or transferred in a transaction permitted by this Section 10.6. To facilitate any such release the Administrative Agent will, at the expense of the Borrowers, execute and deliver any release documentation reasonably requested and prepared by the Borrowers.

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     SECTION 10.7 Limitations on Dividends and Distributions. Declare or pay any
dividends upon any of its capital stock or other ownership interests; purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock or other ownership interests, or make any distribution of cash, property or assets among the holders of shares of its capital stock or other ownership interests, or make any change in its capital structure that could reasonably be expected to have a Material Adverse Effect; provided that:

     (a) each direct and indirect Subsidiary of the Guarantor may pay dividends or make any other distributions permitted by Applicable Law on any capital stock of such Subsidiary owned by the Guarantor or any of its direct and indirect Subsidiaries;

     (b) any Borrower or any Subsidiary may pay dividends in shares of its own capital stock;

     (c) any Borrower or any Subsidiary may repurchase shares of its own capital stock in an amount not to exceed $100,000 per Fiscal Year in order to eliminate fractional shares;

     (d) any Subsidiary may pay cash dividends to any Borrower;

     (e) any Loan Party may (i) make payments or distributions to dissenting stockholders pursuant to Applicable Law in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Agreement, (ii) purchase, redeem, acquire, cancel or otherwise retire for value shares of stock of such Loan Party to the extent necessary, in the judgment of its board of directors, to prevent the loss or secure the renewal or reinstatement of any license or franchise held by such Loan Party from any governmental agency and (iii) may purchase, redeem, retire or otherwise acquire for value shares of stock of such Loan Party, or options to purchase such shares, held by directors, employees, or former directors or employees of such Loan Party (or their estates or beneficiaries under their estates) upon their death, disability, retirement, termination of employment or pursuant to the terms of any agreement under which such shares of stock or options were issued; provided that, the aggregate amount of all payments, distributions, purchases, redemptions, acquisitions, cancellations or retirements shall not exceed $1,000,000 during the term hereof; and

     (f) the Guarantor may make Permitted Exchange Notes Distributions (and the direct and indirect Subsidiaries of the Guarantor may make dividends and distributions to the Guarantor to enable the Guarantor to fund any Permitted Exchange Notes Distribution); provided, that no Event of Default (other than a Event of Default described in Section 12.1(c)) has occurred and is continuing; provided further, that unless an Event of Default described in Section 12.1(a),
Section 12.1(b), Section 12.1(e)(ii), Section 12.1(j) (with respect to the Guarantor only), or Section 12.1(k) (with respect to the Guarantor only) has occurred and is continuing, this Section 10.7(f) shall not prevent the direct and indirect Subsidiaries of the Guarantor from paying dividends or making any other distributions to the Guarantor or any of its direct or indirect Subsidiaries to enable the Guarantor to make a Permitted Exchange Note Distribution for more than 180 days in any consecutive 360 day period.

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     SECTION 10.8 Limitations on Guarantor. Utilize, pay, invest, or distribute any cash, cash equivalents, securities or Investment Property (as such term is defined in the UCC), of the Guarantor received from any Subsidiary (including, without limitation, the proceeds of Intercompany Debt, dividends, distributions, loans, advances or investments pursuant to Sections 10.1(h), 10.4(b), and 10.7(a)) for any reason or purpose other than:

     (a) to enable the Guarantor to make a Permitted Exchange Note Distribution and subject to Section 10.12, meet its obligations under Debt permitted pursuant to Section 10.1;

     (b) for reasonable and customary corporate overhead and operating expenses;

     (c) to make Capital Expenditures in an amount not to exceed $10,000,000 during the term hereof;

     (d) for Corporate Cash Management so long as (with regard to this clause
(d) only) (i) the Administrative Agent, on behalf of the Lenders, possesses at all times a perfected first priority Lien in all such dividends and distributions and (ii) all such dividends and distributions (whether in the form of cash, cash equivalents, Deposit Accounts (as such term is defined in the UCC), securities or Investment Property (as such term is defined in the UCC)), and the proceeds thereof shall be maintained in Deposit Accounts and/or brokerage accounts with (A) the Administrative Agent or Affiliate thereof or (B) a financial institution that has delivered a deposit account control agreement or securities account control agreement, in each case in form and substance satisfactory to the Administrative Agent, (pursuant to the Collateral Agreement) with regard to all such Deposit Accounts and/or brokerage accounts; and

     (e) to the extent any such property is not used for the purposes set forth in Section 10.8(a) through Section 10.8(d), the Guarantor shall promptly loan, invest, or otherwise contribute such property to its Subsidiaries that are Borrowers hereunder.

     SECTION 10.9 Limitations on Exchange and Issuance of Capital Stock. Issue, sell or otherwise dispose of any class or series of capital stock that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or passage of time would be,
(a) convertible or exchangeable into Debt (other than Intercompany Debt) or (b) required to be redeemed or repurchased, including at the option of the holder, in whole or in part for cash or property other than capital stock, or has, or upon the happening of an event or passage of time would have, a cash redemption or similar payment due (any such capital stock, "Convertible/Redeemable Equity"); provided that, the foregoing restriction shall not apply to any Convertible/Redeemable Equity which can not under any circumstances be converted, exchanged, redeemed or repurchased at any time prior to one (1) year after the Termination Date, as such Termination Date may be extended.

     SECTION 10.10 Transactions with Affiliates other than Loan Parties . Directly or indirectly: (a) make any loan or advance to, or purchase or assume any note or other obligation to or from, any of its officers, directors, shareholders or other Affiliates other than Loan Parties, or to or from any member of the immediate family of any of its officers, directors, shareholders or other Affiliates other than Loan Parties, or subcontract any operations to any of

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its Affiliates other than Loan Parties (other than loans and advances permitted pursuant to Section 10.4(g)), or (b) enter into, or be a party to, any transaction with any of its Affiliates, other than Loan Parties, except with respect to clauses (a) or (b), pursuant to the reasonable requirements of its business and upon fair and reasonable terms that are no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not its Affiliate.

     SECTION 10.11 Certain Accounting Changes. Change its Fiscal Year end, or make any change in its accounting treatment and reporting practices which such change would be in contravention of GAAP; provided that no change that materially effects the calculation of the financial covenants set forth in
Article IX hereof will be permitted without the consent of the Administrative Agent or unless permitted pursuant to Section 14.9.

     SECTION 10.12 Amendments; Payments and Prepayments of Subordinated Debt or Exchange Notes. Amend or modify (or permit the modification or amendment of) any of the terms or provisions of any Subordinated Debt, the Exchange Notes, or cancel or forgive, make any payment in violation of any applicable subordination provisions, or make any voluntary or optional payment or prepayment on, or redeem or acquire for value (including without limitation by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due) any Subordinated Debt or the Exchange Notes other than (i) any redemption by the Parent required by the terms of the indenture pursuant to which the Exchange Notes are issued, (ii) any redemption by the Parent with the refinancing of the Exchange Notes in whole or in part, and (iii) any redemption by the Parent of the Exchange Notes with the Net Cash Proceeds of any sale of capital stock of the Parent; except (a) to the extent permitted by
Section 10.7 and (b) that amendments and modifications may be made to the terms or provisions of the Exchange Notes that do not provide for or result in (i) any scheduled payment of principal thereunder prior to the Termination Date, (ii) any scheduled payment of interest thereunder to occur earlier than scheduled,
(iii) such Exchange Notes being secured with assets or properties of a Loan Party, (iv) any material covenants which are materially less favorable to the Guarantor than the covenants of the Exchange Notes as of the date hereof, or (v) an increase in the interest rate applicable thereto.

     SECTION 10.13 Restrictive Agreements. (a) Enter into any Debt which contains any covenants more restrictive than the provisions of Articles VIII, IX and X hereof; or (b) enter into any Debt, which contains any negative pledge or which restricts, limits or otherwise encumbers its ability to incur Liens on or with respect to any of its assets or properties other than the assets or properties securing such Debt and improvements thereon and any proceeds thereof other than instruments evidencing Debt permitted pursuant to Section 10.1(d) relating to the assets acquired with the proceeds at such Debt.

     SECTION 10.14 Impairment of Security Interests. Take or omit to take any action, which might or would have the result of materially impairing the security interests in favor of the Administrative Agent with respect to the Collateral or grant to any Person (other than the Administrative Agent for the benefit of itself and the Lenders pursuant to the Security Documents) any interest whatsoever in the Collateral, except for Liens permitted under Section
10.2 and asset sales permitted under Section 10.5.

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                                   ARTICLE XI

                             UNCONDITIONAL GUARANTY

     SECTION 11.1 Guaranty of Obligations. The Guarantor hereby unconditionally guarantees to the Administrative Agent for the ratable benefit of the Administrative Agent and the Lenders, and their respective successors, endorsees, transferees and assigns, the prompt payment and performance of all Obligations of the Borrowers, whether primary or secondary (whether by way of endorsement or otherwise), whether now existing or hereafter arising, whether or not from time to time reduced or extinguished (except by payment thereof) or hereafter increased or incurred, whether or not recovery may be or hereafter become barred by the statute of limitations, whether enforceable or unenforceable as against any such Borrower, whether or not discharged, stayed or otherwise affected by any bankruptcy, insolvency or other similar law or proceeding, whether created directly with any Administrative Agent or Lender or acquired by any Administrative Agent or Lender through assignment, endorsement or otherwise, whether matured or unmatured, whether joint or several, as and when the same become due and payable (whether at maturity or earlier, by reason of acceleration, mandatory repayment or otherwise), in accordance with the terms of any such instruments evidencing any such obligations, including all renewals, extensions or modifications thereof (all Obligations of each such Borrower to any Administrative Agent or Lender, including all of the foregoing, being hereinafter collectively referred to as the "Guaranteed Obligations").

     SECTION 11.2 Nature of Guaranty. The Guarantor agrees that this Guaranty is a continuing, unconditional guaranty of payment and performance and not of collection, and that its obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement or any other Loan Document or any other agreement, document or instrument to which any such Borrower is or may become a party, (b) the absence of any action to enforce this Guaranty, this Agreement or any other Loan Document or the waiver or consent by the Administrative Agent or any Lender with respect to any of the provisions of this Agreement (other than an express written waiver of any provision of this Article XI pursuant to Section 14.11) or any other Loan Document, (c) the existence, value or condition of, or failure to perfect its Lien against, any security for or other guaranty of the Guaranteed Obligations or any action, or the absence of any action, by the Administrative Agent or any Lender in respect of such security or guaranty (including, without limitation, the release of any such security or guaranty) or (d) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; it being agreed by the Guarantor that its obligations under this Guaranty shall not be discharged until the final and indefeasible payment and performance, in full, of the Guaranteed Obligations and the termination of the Commitments. The Guarantor expressly waives all rights it may now or in the future have under any statute (including without limitation North Carolina General Statutes Section 26-7, et seq. or similar law), or at law or in equity, or otherwise, to compel the Administrative Agent or any Lender to proceed in respect of the Guaranteed Obligations against any such Borrower or any other party or against any security for or other guaranty of the payment and performance of the Guaranteed Obligations before proceeding against, or as a

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condition to proceeding against, the Guarantor. The Guarantor further expressly waives and agrees not to assert or take advantage of any defense based upon the failure of the Administrative Agent or any Lender to commence an action in respect of the Guaranteed Obligations against any such Borrower, the Guarantor or any other party or any security for the payment and performance of the Guaranteed Obligations. The Guarantor agrees that any notice or directive given at any time to the Administrative Agent or any Lender which is inconsistent with the waivers in the preceding two sentences shall be null and void and may be ignored by the Administrative Agent or Lender, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless the Administrative Agent and the Required Lenders have specifically agreed otherwise in writing. The foregoing waivers are of the essence of the transaction contemplated by the Loan Documents and, but for this Guaranty and such waivers, the Administrative Agent and Lenders would decline to enter into this Agreement.

     SECTION 11.3 Demand by the Administrative Agent. In addition to the terms set forth in Section 11.2, and in no manner imposing any limitation on such terms, if all or any portion of the then outstanding Guaranteed Obligations under this Agreement are declared to be immediately due and payable, then the Guarantor shall, upon demand in writing therefor by the Administrative Agent to the Guarantor, pay all or such portion of the outstanding Guaranteed Obligations then declared due and payable. Payment by the Guarantor shall be made to the Administrative Agent, to be credited and applied upon the Guaranteed Obligations, in immediately available funds to an account designated by the Administrative Agent or at the Administrative Agent's office or at any other address that may be specified in writing from time to time by the Administrative Agent.

     SECTION 11.4 Waivers. In addition to the waivers contained in Section 11.2, the Guarantor waives, and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by the Guarantor of its obligations under, or the enforcement by the Administrative Agent or the Lenders of, this Guaranty. The Guarantor further hereby waives diligence, presentment, demand, protest and notice of whatever kind or nature with respect to any of the Guaranteed Obligations and waives the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty. The Guarantor represents, warrants and agrees that its obligations under this Guaranty are not and shall not be subject to any counterclaims, offsets or defenses of any kind (except the defense of payment of the Guaranteed Obligation) against the Administrative Agent, the Lenders or any such Borrower whether now existing or which may arise in the future.

     SECTION 11.5 Modification of Loan Documents etc. If the Administrative Agent or the Lenders shall at any time or from time to time, with or without the consent of, or notice to, the Guarantor (a) change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Guaranteed Obligations, (b) take any action under or in respect of the Loan Documents in the exercise of any remedy, power or privilege contained therein or available to it at law, in equity or otherwise, or waive or refrain from exercising any such

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remedies, powers or privileges, (c) amend or modify, in any manner whatsoever, the Loan Documents, (d) extend or waive the time for performance by the Guarantor, any such Borrower or any other Person of, or compliance with, any term, covenant or agreement on its part to be performed or observed under a Loan Document (other than this Guaranty), or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance, (e) take and hold security or collateral for the payment of the Guaranteed Obligations or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which the Administrative Agent or the Lenders have been granted a Lien, to secure any Debt of the Guarantor or any such Borrower to the Administrative Agent or the Lenders, (f) release anyone who may be liable in any manner for the payment of any amounts owed by the Guarantor or any such Borrower to the Administrative Agent or any Lender, (g) modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of the Guarantor or any such Borrower are subordinated to the claims of the Administrative Agent or any Lender or (h) apply any sums by whomever paid or however realized to any amounts owing by the Guarantor or any such Borrower to the Administrative Agent or any Lender on account of the Obligations in such manner as the Administrative Agent or any Lender shall determine in its reasonable discretion; then neither the Administrative Agent nor any Lender shall incur any liability to the Guarantor as a result thereof, and no such action shall impair or release the obligations of the Guarantor under this Guaranty.

     SECTION 11.6 Reinstatement. The Guarantor agrees that, if any payment made by any such Borrower or any other Person applied to the Obligations is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by the Administrative Agent or any Lender to any such Borrower, its estate, trustee, receiver or any other party, including, without limitation, the Guarantor, under any Applicable Law or equitable cause, then, to the extent of such payment or repayment, the Guarantor's liability hereunder (and any Lien or Collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, and, if prior thereto, this Guaranty shall have been canceled or surrendered (and if any Lien or Collateral securing the Guarantor's liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty (and such Lien or Collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of the Guarantor in respect of the amount of such payment (or any Lien or Collateral securing such obligation).

     SECTION 11.7 No Subrogation. Until all amounts owing to the Administrative Agent and Lenders on account of the Obligations are paid in full and the Commitments are terminated, the Guarantor hereby waives any claims or other rights which it may now or hereafter acquire against any such Borrower that arise from the existence or performance of the Guarantor's obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, any right to participate in any claim or remedy of the Administrative Agent or the Lenders against any such Borrower or any Collateral which the Administrative Agent or the Lenders now have or may hereafter acquire, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including without limitation, the right to take

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or receive from any such Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantor on account of such rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Administrative Agent, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Administrative Agent in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Administrative Agent, if required) to be applied against the Obligations, whether matured or unmatured, in such order as set forth herein.

                                   ARTICLE XII

                              DEFAULT AND REMEDIES

     SECTION 12.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

     (a) Default in Payment of Principal of Loans. The Loan Parties shall default in any payment of principal of any Loan or Note when and as due (whether at maturity, by reason of acceleration or otherwise).

     (b) Other Payment Default. The Loan Parties shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan or Note or the payment of any other Obligation, and such default shall continue unremedied for three (3) Business Days.

     (c) Misrepresentation. Any representation or warranty made or deemed to be made by the Loan Parties or any of their Subsidiaries under this Agreement, any Loan Document or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made.

     (d) Default in Performance of Certain Covenants. The Loan Parties shall default in the performance or observance of any covenant or agreement contained in Sections 7.5(e) or Articles IX or X of this Agreement.

     (e) Default under Material Contracts or Loss of Material License. The Loan Parties or any of their Subsidiaries shall (i) default in any payment or payments (which such payment or payments are material either individually or in the aggregate) when due of any Material Contract or Material Contracts, or in the performance or observance, of any material obligation or condition of any Material Contract, unless, but only as long as, the existence of any such default is being contested by such Loan Party in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of such Loan Party to the extent required by GAAP or (ii) allow any Communications License or PUC Authorization of any Loan

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Party to be revoked, suspended, cancelled or otherwise terminated and such revocation, suspension, cancellation or other termination could reasonably be expected to have a Material Adverse Effect.

     (f) Default in Performance of Other Covenants and Conditions. The Loan Parties or any Subsidiary thereof shall default in the performance or observance of any material term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 12.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after written notice thereof has been given to the Borrowers by the Administrative Agent.

     (g) Hedging Agreement. Any Loan Party shall default in the performance or observance of any terms, covenant, condition or agreement (after giving effect to any applicable grace or cure period) under any Hedging Agreement with any Person that is a Lender hereunder at the time such Hedging Agreement is executed and such default causes the termination of such Hedging Agreement or permits any counterparty to such Hedging Agreement to terminate any such Hedging Agreement.

     (h) Debt Cross-Default. The Loan Parties or any of their Subsidiaries shall
(i) default in the payment of any Debt (other than the Notes) or reimbursement obligation the aggregate outstanding amount of which Debt is in excess of $1,000,000 beyond the period of grace if any, provided in the instrument or agreement under which such Debt was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Debt (other than the Notes) or reimbursement obligation the aggregate outstanding amount of which Debt is in excess of $1,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, in either case the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Debt to become due prior to its stated maturity (any applicable grace period having expired); provided, that if prior to the acceleration, but only prior to the acceleration, of the Obligations by the Administrative Agent in accordance with the terms hereof, the default referred to in clauses (i) and (ii) above, which is responsible for the Event of Default under this paragraph (h), is cured to the satisfaction of the Administrative Agent, then such Event of Default shall be deemed cured hereunder.

     (i) Change in Control. Any such time as (a) the Parent ceases to own directly or indirectly one hundred percent (100%) of the issued and outstanding capital stock or other ownership interests of the Guarantor; (b) the Guarantor ceases to own directly or indirectly one hundred percent (100%) of the issued and outstanding capital stock or other ownership interests of each Borrower unless the capital stock of a Borrower is sold pursuant to Section 10.6 and the Net Cash Proceeds thereof are used in accordance with Section 2.5(b)(ii); or (c) there shall have occurred under any indenture or other instrument evidencing any Debt in excess of $1,000,000 any "change in control" (as defined in such indenture or other evidence of Debt) obligating the Parent, the Guarantor or any Subsidiary thereof to repurchase, redeem or repay all or any part of the Debt or capital stock provided for therein (any such event, a "Change in Control").

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     (j) Voluntary Bankruptcy Proceeding. Any Loan Party or any Subsidiary
thereof shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or
(vii) take any corporate action for the purpose of authorizing any of the foregoing.

     (k) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against any Loan Party or any Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for any Borrower or any Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty
(60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

     (l) Failure of Agreements. Any material provision of this Agreement or of any other Loan Document shall for any reason cease to be valid and binding on the Loan Parties or any of their Subsidiaries party thereto or any such Person shall so state in writing, or this Agreement or any other Loan Document shall for any reason cease to create a valid and perfected first priority Lien on, or security interest in, any of the collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof.

     (m) Termination Event. The occurrence of any of the following events: (i) any Loan Party or any ERISA Affiliate fails to make full payment when due of all amounts over $500,000 which, under the provisions of any Pension Plan or Section 412 of the Code, such Loan Party or any ERISA Affiliate is required to pay as contributions thereto, (ii) an accumulated funding deficiency in excess of $500,000 occurs or exists, whether or not waived, with respect to any Pension Plan, (iii) a Termination Event or (iv) any Loan Party or any ERISA Affiliate as employers under one or more Multiemployer Plan makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $500,000.

     (n) Judgment. A judgment or order for the payment of money which causes the aggregate amount of all such judgments to exceed $5,000,000 in any Fiscal Year shall be entered against any Loan Party or any of their respective Subsidiaries by any court and such judgment or order shall continue without discharge or stay for a period of thirty (30) days.

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     (o) Environmental. Any one or more Environmental Claims shall have been asserted against any Loan Party or any of its Subsidiaries; any Loan Party and its Subsidiaries would be reasonable likely to incur liability as a result thereof; and such liability would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

     SECTION 12.2 Remedies. Upon the occurrence of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Loan Parties:

     (a) Acceleration; Termination of Facilities. Declare the principal of and interest on the Loans, the Notes at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents and all other Obligations (other than Hedging Obligations), to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility; provided, that upon the occurrence of an Event of Default specified in Section 12.1(j) or (k), the Credit Facility shall be automatically terminated and all Obligations (other than Hedging Obligations) shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or in any other Loan Document to the contrary notwithstanding.

     (b) [Intentionally Deleted]

     (c) Rights of Collection. Exercise on behalf of the Lenders all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Borrowers' Obligations.

     SECTION 12.3 Rights and Remedies Cumulative; Non-Waiver; etc. The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrowers, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

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                                  ARTICLE XIII

                            THE ADMINISTRATIVE AGENT

     SECTION 13.1 Appointment. Each of the Lenders hereby irrevocably designates and appoints Wachovia as Administrative Agent of such Lender under this Agreement and the other Loan Documents for the term hereof and each such Lender irrevocably authorizes Wachovia as Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Administrative Agent. Any reference to the Administrative Agent in this Article XIII shall be deemed to refer to the Administrative Agent solely in its capacity as Administrative Agent and not in its capacity as a Lender.

     SECTION 13.2 Delegation of Duties. The Administrative Agent may execute any of its respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by the Administrative Agent with reasonable care.

     SECTION 13.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for actions occasioned solely by its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Loan Parties or any of their Subsidiaries or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of the Loan Parties or any of their Subsidiaries to perform their respective obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Loan Parties or any of their Subsidiaries.

     SECTION 13.4 Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or

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teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Loan Parties), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 14.10. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders (or, when expressly required hereby or by the relevant other Loan Documents, all the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except for its own gross negligence or willful misconduct. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders (or, when expressly required hereby, all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

     SECTION 13.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Lender or the Loan Parties referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, it shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or when expressly required hereby, all the Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders; except to the extent that other provisions of this Agreement expressly require that any such action be taken or not be taken only with the consent and authorization or the request of the Lenders or Required Lenders, as applicable.

     SECTION 13.6 Non-Reliance on the Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Loan Parties or any of their Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and their Subsidiaries and made its own decision to make its Loans and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such

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documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or by the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Loan Parties or any of their Subsidiaries which may come into the possession of the Administrative Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates.

     SECTION 13.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such and (to the extent not reimbursed by the Loan Parties without limiting the obligation of the Loan Parties to do
so) ratably according to the respective amounts of their Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents, reports or other information provided to the Administrative Agent or any Lender or contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's bad faith, gross negligence or willful misconduct. The agreements in this Section 13.7 shall survive the payment of the Notes, and all other amounts payable hereunder and the termination of this Agreement.

     SECTION 13.8 The Administrative Agent in Its Individual Capacity. The Administrative Agent and its respective Subsidiaries and Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Loan Parties as though the Administrative Agent were not an Administrative Agent hereunder. With respect to any Loans made or renewed by it and any Note issued to it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

     SECTION 13.9 Resignation of the Administrative Agent; Successor Administrative Agent. Subject to the appointment and acceptance of a successor as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Loan Parties. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, which successor shall have minimum capital and surplus of at least $500,000,000. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty
(30)

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days after the Administrative Agent's giving of notice of resignation, then the
Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which successor shall have minimum capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 13.9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

                                  ARTICLE XIV

                                  MISCELLANEOUS

     SECTION 14.1 Notices.

     (a) Method of Communication. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to the Administrative Agent as understood by the Administrative Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

     (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

     If to the Loan Parties:      Knology Broadband, Inc.
                                  312 West 8th Street
                                  West Point, Georgia  31833
                                  Attention: Mr. Rob Mills
                                  Telephone No.: (706) 645-3815
                                  Telecopy No.: (706) 645-3921
                                  and
                                  Attention: Chad Wachter, Esq.
                                  Telephone No.: (706) 634-2663
                                  Telecopy No.: (706) 645-0148

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     With copies (which shall
     not constitute notice) to:   Alston & Bird, LLP
                                  One Atlantic Center
                                  1201 West Peachtree Street
                                  Atlanta, GA 30309-3424
                                  Attention: Richard Grice, Esq.
                                  Telephone Number: (404) 881-7000
                                  Telecopy Number: (404) 881-7777

     If to Wachovia as            Wachovia Bank, National Association
      Administrative Agent:       Charlotte Plaza, CP-8
                                  201 South College Street
                                  Charlotte, North Carolina 28288-0680
                                  Attention: Syndication Agency Services
                                  Telephone No.: (704) 374-2698
                                  Telecopy No.: (704) 383-0288

     With copies to:              Kennedy Covington Lobdell & Hickman, L.L.P.
                                  100 North Tryon Street, Suite 4200
                                  Charlotte, North Carolina 228202-4006
                                  Attention: David L. Batty, Esq.
                                  Telephone No.: (704) 331-7400
                                  Telecopy No.: (704) 331-7598

     If to any Lender:            To the Address set forth on Schedule 1 hereto

     (c) Administrative Agent's Office. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Loan Parties and Lenders, as the Administrative Agent's Office referred to herein, to which payments due are to be made and at which Loans will be disbursed.

     SECTION 14.2 Expenses; Indemnity. The Borrowers will (a) pay all out-of-pocket expenses of the Administrative Agent in connection with (i) the preparation, execution and delivery of this Agreement and each other Loan Document, whenever the same shall be executed and delivered, including without limitation all out-of-pocket syndication and due diligence expenses and reasonable fees and disbursements of counsel for the Administrative Agent and
(ii) the preparation, execution and delivery of any waiver, amendment or consent by the Administrative Agent or the Lenders relating to this Agreement or any other Loan Document, including without limitation reasonable fees and disbursements of counsel for the Administrative Agent, (b) pay all reasonable out-of-pocket expenses of the Administrative Agent and each Lender actually incurred in connection with the administration and enforcement of any rights and remedies of the Administrative Agent and Lenders under the Credit Facility, including, without limitation, in connection with any workout, restructuring, bankruptcy or other similar proceeding, creating and perfecting Liens in favor of Administrative Agent on behalf of Lenders pursuant to any Security Document, enforcing any Obligations of, or collecting any payments

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due from, the Borrower or any Subsidiary Guarantor by reason of an Event of
Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranty Agreement; consulting with appraisers, accountants, engineers, attorneys and other Persons concerning the nature, scope or value of any right or remedy of the Administrative Agent or any Lender hereunder or under any other Loan Document or any factual matters in connection therewith, which expenses shall include without limitation the reasonable fees and disbursements of such Persons, and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any losses, penalties, fines, liabilities, settlements, damages, costs and expenses, suffered by any such Person in connection with any claim (including, without limitation, any Environmental Claim), investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Agreement, any other Loan Document or any documents, reports or other information provided to the Administrative Agent or any Lender or contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including, without limitation, reasonable attorney's and consultant's fees, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

     SECTION 14.3 Set-off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders and any assignee or participant of a Lender in accordance with
Section 14.10 are hereby authorized by the Borrowers at any time or from time to time, without notice to the Borrowers or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lenders, or any such assignee or participant to or for the credit or the account of the Borrowers against and on account of the Obligations irrespective of whether or not (a) the Lenders shall have made any demand under this Agreement or any of the other Loan Documents or (b) the Administrative Agent shall have declared any or all of the Obligations to be due and payable as permitted by Section 12.2 and although such Obligations shall be contingent or unmatured.

     SECTION 14.4 Governing Law. This Agreement, the Notes and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the State of North Carolina, without reference to the conflicts or choice of law principles thereof.

     SECTION 14.5 Consent to Jurisdiction.

     (a) The Loan Parties hereby irrevocably consent to the personal jurisdiction of the state and federal courts located in Mecklenburg County, North Carolina (and any courts from which an appeal from any such courts must or may be taken), in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Notes and the other

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Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 14.1. Nothing in this Section 14.5 shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against the Loan Parties or their properties in the courts of any other jurisdictions.

     (b) Venue. Each Loan Party hereby irrevocably waives any objection it may have now or in the future to the laying of venue in the aforesaid jurisdiction in any action, claim or other proceeding arising out of or in connection with this Agreement, any other Loan Document or the rights and obligations of the parties hereunder or thereunder. Each Loan Party irrevocably waives, in connection with such action, claim or proceeding, any plea or claim that the action, claim or other proceeding has been brought in an inconvenient forum.

     SECTION 14.6 Binding Arbitration; Waiver of Jury Trial.

     (a) Binding Arbitration. Upon demand of any party, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement or any other Loan Document ("Disputes"), between or among parties hereto and to the other Loan Documents shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, disputes as to whether a matter is subject to arbitration, or claims concerning any aspect of the past, present or future relationships arising out of or connected with the Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and the Federal Arbitration Act. All arbitration hearings shall be conducted in Charlotte, North Carolina. The expedited procedures set forth in Rule 51, et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitations shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding anything foregoing to the contrary, any arbitration proceeding demanded hereunder shall begin within ninety (90) days after such demand thereof and shall be concluded within one-hundred twenty (120) days after such demand. These time limitations may not be extended unless a party hereto shows cause for extension and then such extension shall not exceed a total of sixty (60) days. The panel from which all arbitrators are selected shall be comprised of licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. The parties hereto do not waive any applicable Federal or state substantive law except as provided herein. Notwithstanding the foregoing, this paragraph shall not apply to any Hedging Agreement.

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     (b) Jury Trial. THE ADMINISTRATIVE AGENT, EACH LENDER AND THE LOAN PARTIES
HEREBY ACKNOLWEDGE THAT BY AGREEING TO BINDING ARBITRATION THEY HAVE IRREVOCABLY WAIVED THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

     (c) Preservation of Certain Remedies. Notwithstanding the preceding binding arbitration provisions, the parties hereto and the other Loan Documents preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during a Dispute. Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale, (ii) all rights of self help including peaceful occupation of property and collection of rents, set off, and peaceful possession of property, (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and
(iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

     SECTION 14.7 Reversal of Payments. To the extent the Borrowers make a payment or payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

     SECTION 14.8 Injunctive Relief; Punitive Damages.

     (a) The Loan Parties recognize that, in the event the Loan Parties fail to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Loan Parties agree that the Lenders, at the Lenders' option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     (b) The Administrative Agent, Lenders and Loan Parties (on behalf of themselves and their Subsidiaries) hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may

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arise in the future in connection with any Dispute, whether such Dispute is resolved through arbitration or judicially.

     (c) The parties agree that they shall not have a remedy of punitive or exemplary damages against any other party in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

     SECTION 14.9 Accounting Matters. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, provided that, if the Guarantor notifies the Administrative Agent that the Guarantor requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance therewith.

     SECTION 14.10 Successors and Assigns; Participations.

     (a) Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of the Loan Parties, the Administrative Agent and the Lenders, all future holders of the Notes, and their respective successors and assigns, except that the Loan Parties shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

     (b) Assignment by Lenders. Each Lender may, with the consent of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrowers, which consents shall not be unreasonably withheld, assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of the Loans at the time owing to it and the Loans held by it); provided that:

          (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement;

          (ii) if less than all of the assigning Lender's Commitment is to be assigned, the Commitment so assigned shall not be less than $5,000,000;

          (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit F attached hereto (an "Assignment and Acceptance"), together with any Note or Notes subject to such assignment;

          (iv) such assignment shall not, without the consent of the Borrowers, require the Borrowers to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state; and

          (v) the assigning Lender shall pay to the Administrative Agent an assignment fee of $3,000 upon the execution by such Lender of the Assignment and Acceptance; provided that no such fee shall be payable upon any assignment by a Lender to an Affiliate thereof.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereby and (B) the Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

     (c) Rights and Duties Upon Assignment. By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as set forth in such Assignment and Acceptance.

     (d) Register. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the amount of the Loans with respect to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Loan Parties or Lenders at any reasonable time and from time to time upon reasonable prior notice.

     (e) Issuance of New Notes. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit F:

          (i) accept such Assignment and Acceptance;

          (ii) record the information contained therein in the Register;

          (iii) give prompt notice thereof to the Lenders and the Borrowers; and

          (iv) promptly deliver a copy of such Assignment and Acceptance to the Borrowers.

Within five (5) Business Days after receipt of notice, the Borrowers shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such Eligible Assignee in amounts equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes delivered to the assigning Lender. Each surrendered Note or Notes shall be canceled and returned to the Borrowers.

     (f) Participations. Each Lender may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans and the Notes held by it); provided that:

          (i) each such participation shall be in an amount not less than $5,000,000;

          (ii) such Lender's obligations under this Agreement (including, without limitation, its Commitment) shall remain unchanged;

          (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

          (iv) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement;

          (v) the Loan Parties, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement;

          (vi) such Lender shall not permit such participant the right to approve any waivers, amendments or other modifications to this Agreement or any other Loan Document other than waivers, amendments or modifications which would reduce the principal of or the interest rate on any Loan, extend the term or increase the amount of the Commitment, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal of any Loan or, except as expressly contemplated hereby or thereby, release substantially all of the Collateral; and

          (vii) any such disposition shall not, without the consent of the Loan Parties, require the Loan Parties to file a registration statement with the Securities and Exchange Commission to apply to qualify the Loans or the Notes under the blue sky law of any state.

     (g) Disclosure of Information; Confidentiality. The Administrative Agent and the Lenders shall hold all non-public information with respect to the Loan Parties obtained pursuant to the Loan Documents in accordance with their customary procedures for handling confidential information; provided, that the Administrative Agent may disclose information relating to this

Agreement to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications and provided further, that the Administrative Agent and Lenders may disclose any such information to the extent such disclosure is required by law or request by any regulatory authority. Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this Section 14.10, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to the Loan Parties furnished to such Lender by or on behalf of the Loan Parties; provided, that prior to any such disclosure, each such assignee, proposed assignee, participant or proposed participant shall agree with the Loan Parties or such Lender to preserve the confidentiality of any confidential information relating to the Loan Parties received from such Lender.

     (h) Certain Pledges or Assignments. Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with Applicable Law.

     SECTION 14.11 Amendments, Waivers and Consents. Except as set forth below, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Loan Parties; provided, that no amendment, waiver or consent shall (a) increase the amount or extend the time of the obligation of the Lenders to make Loans (including without limitation pursuant to Section 2.7), (b) extend the originally scheduled time or times of payment of the principal of any Loan or the time or times of payment of interest on any Loan, (c) reduce the rate of interest or fees payable on any Loan, (d) reduce or waive the principal amount of any Loan, (e) permit any subordination of the principal or interest on any Loan, (f) permit any assignment (other than as specifically permitted or contemplated in this Agreement) of any of the Borrowers' rights and obligations hereunder, (g) release any material portion of the Collateral or release any Security Document (other than as specifically permitted or contemplated in this Agreement or the applicable Security Document) or (h) amend or waive the provisions of Section 5.2, this Section 14.11 or the definition of Required Lenders, without the prior written consent of each Lender. In addition, no amendment, waiver or consent to the provisions of
Article XIII shall be made without the written consent of the Administrative Agent.

     SECTION 14.12 Performance of Duties. The Loan Parties' obligations under this Agreement and each of the Loan Documents shall be performed by the Loan Parties at their sole cost and expense.

     SECTION 14.13 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied, any of the Commitments remain in effect or the Credit Facility has not been terminated.

     SECTION 14.14 Survival of Indemnities. Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article XIV and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

     SECTION 14.15 Titles and Captions. Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

     SECTION 14.16 Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 14.17 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

     SECTION 14.18 Guarantor as Agent for Borrowers. Each Borrower hereby irrevocably appoints and authorizes the Guarantor (a) to provide the Agent with all notices with respect to Loans obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (b) to take such action on behalf of the Borrowers as the Guarantor deems appropriate to obtain Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement.

     SECTION 14.19 Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations arising hereunder or under any other Loan Document shall have been indefeasibly and irrevocably paid and satisfied in full and all Commitments have been terminated. The Administrative Agent is hereby permitted to release all Liens on the Collateral in favor of the Administrative Agent, for the ratable benefit of itself and the Lenders, upon repayment of the outstanding principal of and all accrued interest on the Loans, payment of all outstanding fees and expenses hereunder and the termination of the Lenders' Commitments. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.

     SECTION 14.20 Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement with its counsel.

     SECTION 14.21 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     SECTION 14.22 Inconsistencies with Other Documents; Independent Effect of Covenants.

     (a) In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; provided, that any provision of the Security Documents which imposes additional burdens on the Borrowers or their respective Subsidiaries or further restricts the rights of the Borrowers or their respective Subsidiaries or gives the Administrative Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

     (b) Each Borrower expressly acknowledges and agrees that each covenant contained in Articles VIII, IX or X hereof shall be given independent effect. Accordingly, such Borrower shall not engage in any transaction or other act otherwise permitted under any covenant contained in Articles VIII, IX or X if, before or after giving effect to such transaction or act, such Borrower shall or would be in breach of any other covenant contained in Articles VIII, IX or X.

                           [Signature pages to follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first written above.

[CORPORATE SEAL]                   KNOLOGY OF COLUMBUS, INC., as Borrower


                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                          --------------------------------------


[CORPORATE SEAL]                   KNOLOGY OF MONTGOMERY, INC., as
                                   Borrower


                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                          --------------------------------------


[CORPORATE SEAL]                   KNOLOGY OF PANAMA CITY, INC., as
                                   Borrower


                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                          --------------------------------------


[CORPORATE SEAL]                   KNOLOGY OF AUGUSTA, INC., as
                                   Borrower


                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                          --------------------------------------

[Credit Agreement]

[CORPORATE SEAL]                   KNOLOGY OF CHARLESTON, INC., as
                                   Borrower


                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                          --------------------------------------


[CORPORATE SEAL]                   KNOLOGY OF SOUTH CAROLINA, INC., as
                                   Borrower


                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                          --------------------------------------


[CORPORATE SEAL]                   KNOLOGY OF ALABAMA, INC., as
                                   Borrower


                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                          --------------------------------------


[CORPORATE SEAL]                   KNOLOGY OF FLORIDA, INC., as
                                   Borrower


                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                          --------------------------------------


[CORPORATE SEAL]                   KNOLOGY OF HUNTSVILLE, INC., as
                                   Borrower


                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                          --------------------------------------

                           [Signature Pages Continue]

[Credit Agreement]

[CORPORATE SEAL]                   KNOLOGY OF TENNESSEE, INC., as
                                   Borrower


                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                          --------------------------------------


[CORPORATE SEAL]                   KNOLOGY OF GEORGIA, INC., as Borrower


                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                          --------------------------------------


[CORPORATE SEAL]                   KNOLOGY BROADBAND, INC., (formerly
                                   known as KNOLOGY Holdings, Inc.) as Guarantor


                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                          --------------------------------------

                           [Signature Pages Continue]

[Credit Agreement]

The undersigned hereby executes this Agreement solely to acknowledge and agree to be bound by the provisions of Articles VI, VII, VIII, IX, X, XIII and XIV but in no way by becoming a signatory hereto shall the undersigned become obligated for the repayment of the Loans, Obligations or the payment of any other sum referred to herein or incur any liability as a Borrower or Guarantor hereunder or have any Obligation to pledge any of its assets pursuant to the Loan Documents. Notwithstanding the foregoing, the parties hereto agree that the occurrence of any event with regard to KNOLOGY of Georgia, Inc. that would constitute a Default or Event of Default if such event occurred with respect to any other Loan Party shall constitute a Default or Event of Default, if applicable.

[CORPORATE SEAL]                   KNOLOGY OF GEORGIA, INC.


                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                          --------------------------------------

                           [Signature Pages Continue]

[Credit Agreement]

                                   WACHOVIA BANK, NATIONAL
                                   ASSOCIATION, as Administrative Agent and
                                   Lender


                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                          --------------------------------------

[Credit Agreement]

                    SCHEDULE 1.1(a): LENDERS AND COMMITMENTS

                                              COMMITMENT
LENDER                                        PERCENTAGE        COMMITMENT
------                                        ----------       -----------

Wachovia Bank, National Association              100%          $15,464,750
Charlotte Plaza, CP-8
201 South College Street
Charlotte, North Carolina 28288-0608
Attention: Syndication Agency Services
Telephone No.: (704) 374-2698
Telecopy No.: (704) 383-0288

================================================================================

                      AMENDED AND RESTATED CREDIT AGREEMENT

                          dated as of October 22, 2002,
                      and effective as of November 6, 2002

                                  by and among

                            KNOLOGY BROADBAND, INC.,

                                  as Guarantor,

                      certain Subsidiaries of the Guarantor

                    and any Additional Borrower Party hereto

                                  as Borrowers,

                         the Lenders referred to herein,

                                       and

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                             as Administrative Agent

================================================================================

     WACHOVIA SECURITIES, INC. acted as Sole Lead Arranger and Book Manager

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS............................................................ 2
SECTION 1.1    Definitions....................................................... 2
SECTION 1.2    General...........................................................19
SECTION 1.3    Other Definitions and Provisions..................................19

ARTICLE II CREDIT FACILITY.......................................................19
SECTION 2.1    Loans.............................................................19
SECTION 2.2    Procedure for Advances of Loans...................................19
SECTION 2.3    Repayment of Loans................................................20
SECTION 2.4    Notes.............................................................21
SECTION 2.5    Permanent Reduction of the Aggregate Commitment...................21
SECTION 2.6    Termination of Credit Facility....................................23
SECTION 2.7    [Intentionally Deleted]...........................................23
SECTION 2.8    Use of Proceeds...................................................23
SECTION 2.9    Security..........................................................24

ARTICLE III [RESERVED]...........................................................24

ARTICLE IV GENERAL LOAN PROVISIONS...............................................24
SECTION 4.1    Interest..........................................................24
SECTION 4.2    Notice and Manner of Conversion or Continuation of Loans..........26
SECTION 4.3    Fees..............................................................27
SECTION 4.4    Manner of Payment.................................................27
SECTION 4.5    Crediting of Payments and Proceeds................................28
SECTION 4.6    Adjustments.......................................................28
SECTION 4.7    Nature of Obligations of Lenders Regarding Loans; Assumption by
                  Administrative Agent...........................................28
SECTION 4.8    Changed Circumstances.............................................29
SECTION 4.9    Indemnity.........................................................31
SECTION 4.10   Capital Requirements..............................................31
SECTION 4.11   Taxes.............................................................31
SECTION 4.12   Change in Lending Office..........................................33

ARTICLE V CLOSING; CONDITIONS OF CLOSING AND BORROWING...........................34
SECTION 5.1    Closing...........................................................34
SECTION 5.2    Conditions to Closing and Initial Loans...........................34
SECTION 5.3    [Intentionally Deleted]...........................................39
SECTION 5.4    Conditions to All Loans...........................................39

ARTICLE VI REPRESENTATIONS AND WARRANTIES........................................39
SECTION 6.1    Representations and Warranties....................................39
[SECTION 6.2   Representations and Warranties of the Guarantor...................48
SECTION 6.3    Survival of Representations and Warranties, Etc...................48

ARTICLE VII FINANCIAL INFORMATION AND NOTICES....................................49
SECTION 7.1    Financial Statements and Projections..............................49
SECTION 7.2    Officer's Compliance Certificate..................................50
SECTION 7.3    Accountants' Certificate..........................................50
SECTION 7.4    Other Reports.....................................................50
SECTION 7.5    Notice of Litigation and Other Matters............................51
SECTION 7.6    Accuracy of Information...........................................51

ARTICLE VIII AFFIRMATIVE COVENANTS...............................................52
SECTION 8.1    Preservation of Corporate Existence and Related Matters...........52
SECTION 8.2    Maintenance of Property...........................................52
SECTION 8.3    Insurance.........................................................52
SECTION 8.4    Accounting Methods and Financial Records..........................52
SECTION 8.5    Payment and Performance of Obligations............................52
SECTION 8.6    Compliance With Laws and Approvals................................53
SECTION 8.7    Environmental Laws................................................53
SECTION 8.8    Compliance with ERISA.............................................53
SECTION 8.9    Compliance With Agreements........................................53
SECTION 8.10   Conduct of Business...............................................54
SECTION 8.11   Visits and Inspections............................................54
SECTION 8.12   Additional Subsidiaries and Collateral............................54
SECTION 8.13   [Intentionally Deleted]...........................................55
SECTION 8.14   [Intentionally Deleted]...........................................56
SECTION 8.15   Further Assurances................................................56

ARTICLE IX FINANCIAL COVENANTS...................................................56
SECTION 9.1    Stage One Financial Covenants.....................................56
SECTION 9.2    Stage Two Financial Covenants.....................................56

ARTICLE X NEGATIVE COVENANTS ....................................................58
SECTION 10.1   Limitations on Debt...............................................58
SECTION 10.2   Limitations on Guaranty Obligations...............................59
SECTION 10.3   Limitations on Liens..............................................60
SECTION 10.4   Limitations on Loans, Advances, Investments and Acquisitions......62
SECTION 10.5   Limitations on Mergers and Liquidation............................63
SECTION 10.6   Limitations on Sale of Assets.....................................64
SECTION 10.7   Limitations on Dividends and Distributions........................65
SECTION 10.8   Limitations on Guarantor..........................................66
SECTION 10.9   Limitations on Exchange and Issuance of Capital Stock.............66
SECTION 10.10  Transactions with Affiliates other than Loan Parties..............66
SECTION 10.11  Certain Accounting Changes........................................67
SECTION 10.12  Amendments; Payments and Prepayments of Subordinated Debt or
                  Exchange Notes ................................................67
SECTION 10.13  Restrictive Agreements............................................67
SECTION 10.14  Impairment of Security Interests..................................67

ARTICLE XI  UNCONDITIONAL GUARANTY...............................................68
SECTION 11.1   Guaranty of Obligations...........................................68
SECTION 11.2   Nature of Guaranty................................................68
SECTION 11.3   Demand by the Administrative Agent................................69
SECTION 11.4   Waivers...........................................................69
SECTION 11.5   Modification of Loan Documents etc................................69
SECTION 11.6   Reinstatement.....................................................70
SECTION 11.7   No Subrogation....................................................70

ARTICLE XII  DEFAULT AND REMEDIES................................................71
SECTION 12.1   Events of Default.................................................71
SECTION 12.2   Remedies..........................................................74
SECTION 12.3   Rights and Remedies Cumulative; Non-Waiver; etc...................74

ARTICLE XIII  THE ADMINISTRATIVE AGENT...........................................75
SECTION 13.1   Appointment.......................................................75
SECTION 13.2   Delegation of Duties..............................................75
SECTION 13.3   Exculpatory Provisions............................................75
SECTION 13.4   Reliance by the Administrative Agent..............................75
SECTION 13.5   Notice of Default.................................................76
SECTION 13.6   Non-Reliance on the Administrative Agent and Other Lenders........76
SECTION 13.7   Indemnification...................................................77
SECTION 13.8   The Administrative Agent in Its Individual Capacity...............77
SECTION 13.9   Resignation of the Administrative Agent; Successor
                  Administrative Agent...........................................77

ARTICLE XIV  MISCELLANEOUS.......................................................78
SECTION 14.1   Notices...........................................................78
SECTION 14.2   Expenses; Indemnity...............................................79
SECTION 14.3   Set-off...........................................................80
SECTION 14.4   Governing Law.....................................................80
SECTION 14.5   Consent to Jurisdiction...........................................80
SECTION 14.6   Binding Arbitration; Waiver of Jury Trial.........................81
SECTION 14.7   Reversal of Payments..............................................82
SECTION 14.8   Injunctive Relief; Punitive Damages...............................82
SECTION 14.9   Accounting Matters................................................83
SECTION 14.10  Successors and Assigns; Participations............................83
SECTION 14.11  Amendments, Waivers and Consents..................................86
SECTION 14.12  Performance of Duties.............................................86
SECTION 14.13  All Powers Coupled with Interest..................................86
SECTION 14.14  Survival of Indemnities...........................................87
SECTION 14.15  Titles and Captions...............................................87
SECTION 14.16  Severability of Provisions........................................87
SECTION 14.17  Counterparts......................................................87
SECTION 14.18  Guarantor as Agent for Borrowers..................................87
SECTION 14.19  Term of Agreement.................................................87
SECTION 14.20  Advice of Counsel.................................................87

SECTION 14.21  No Strict Construction............................................87
SECTION 14.22  Inconsistencies with Other Documents; Independent Effect of
                  Covenants .....................................................88

EXHIBITS

Exhibit A    -    Form of Note
Exhibit B    -    Form of Notice of Borrowing
Exhibit C    -    Form of Notice of Prepayment
Exhibit D    -    Form of Notice of Conversion/Continuation
Exhibit E    -    Form of Officer's Compliance Certificate
Exhibit F    -    Form of Assignment and Acceptance
Exhibit G    -    Form of Notice of Account Designation
Exhibit H    -    Form of Collateral Assignment
Exhibit I    -    Form of Collateral Agreement
Exhibit J    -    Exchange Offer Term Sheet
Exhibit K    -    Form of CoBank Guaranty

SCHEDULES

Schedule 1.1(a)        -     Lenders and Commitments
Schedule 5.2(d)        -     Required Consents
Schedule 6.1(a)        -     Jurisdictions of Organization and Qualification
Schedule 6.1(b)        -     Subsidiaries and Capitalization
Schedule 6.1(e)        -     Compliance with Laws; Governmental Approvals
Schedule 6.1(h)        -     Environmental Reports
Schedule 6.1(i)        -     ERISA Plans
Schedule 6.1(l)        -     Material Contracts
Schedule 6.1(m)        -     Labor and Collective Bargaining Agreements
Schedule 6.1(r)        -     Real Property Matters
Schedule 6.1(t)        -     Debt and Guaranty Obligations; Subordinated Debt
Schedule 6.1(u)        -     Litigation
Schedule 6.1(w)(i)     -     Interactive Broadband Networks
Schedule 6.1(w)(ii)    -     CATV Franchises
Schedule 6.1(w)(iii)   -     Local Service Communications Licenses/PUC Authorizations
Schedule 6.1(w)(iv)    -     Long Distance Service Communications Licenses/PUC Authorizations
Schedule 6.1(w)(v)     -     Other Communications Licenses/PUC Authorizations
Schedule 6.1(w)(vi)    -     Network Agreements
Schedule 6.1(w)(x)     -     Notices of Rate Regulation
Schedule 10.3          -     Existing Liens
Schedule 10.4          -     Existing Loans, Advances and Investments

                                    EXHIBIT A
                                     to the
                      Amended and Restated Credit Agreement
       dated as of October 22, 2002 and effective as of November      , 2002
                                                                 -----
                                  by and among
                            Knology Broadband, Inc.,
                                  as Guarantor,
                     Certain Subsidiaries of the Guarantor,
                                  as Borrowers,
                           the Lenders party thereto,
                                       and
                      Wachovia Bank, National Association,
                               (formerly known as
                           First Union National Bank)
                             as Administrative Agent

                                  FORM OF NOTE

                                      NOTE

$15,464,750.00                                                            , 2002
                                                         ------------- ---

     FOR VALUE RECEIVED, the undersigned Subsidiaries of KNOLOGY Broadband, Inc., a Delaware corporation (collectively, the "Borrowers"), hereby promise to pay to the order of Wachovia Bank, National Association (the "Lender"), at the times, at the place and in the manner provided in the Credit Agreement hereinafter referred to below, the principal sum of FIFTEEN MILLION FOUR HUNDRED SIXTY FOUR THOUSAND SEVEN HUNDRED FIFTY AND NO 100/DOLLARS ($15,464,750.00), or, if less, the aggregate unpaid principal amount of all Loans (as defined in the Credit Agreement) made by the Lender to the Borrowers from time to time pursuant to the Credit Agreement, together with interest at the rates as in effect from time to time with respect to each portion of the principal amount hereof, determined and payable as provided in Article IV of the Credit Agreement.

     This Note is the Note referred to in, and is entitled to the benefits of, the Amended and Restated Credit Agreement dated as of October 22, 2002 and
effective as of November     , 2002 (as amended, restated or otherwise modified,
                         ----
the "Credit Agreement") by and among the Borrowers, KNOLOGY Broadband, Inc., as Guarantor, the lenders (including the Lender) party thereto and Wachovia Bank, National Association (formerly known as First Union National Bank), as Administrative Agent. The Credit Agreement contains, among other things, provisions for the time, place and manner of payment of this Note, the determination of the interest rate borne by and fees payable in respect of this Note, acceleration of the payment of this Note upon the happening of certain stated events and the mandatory repayment of this Note under certain circumstances.

     The Borrowers agree to pay on demand all costs of collection, including reasonable attorneys' fees, if any part of this Note, principal or interest, is collected after maturity with the aid of an attorney.

     The Borrowers hereby waive all requirements as to diligence, presentment, demand for payment, notice of dishonor, protest and notice of protest.

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NORTH CAROLINA WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

     The Debt evidenced by this Note is senior in right of payment to all Subordinated Debt referred to in the Credit Agreement.

     This Note is an amendment and restatement of, and not a prepayment of, the Note payable by the Borrowers to the order of the Lender pursuant to the Existing Credit Agreement.

     IN WITNESS WHEREOF, the Borrowers have caused this Note to be executed under seal by a duly authorized officer as of the day and year first above written.

[CORPORATE SEAL]                    KNOLOGY OF COLUMBUS, INC., as Borrower


                                    By:
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------


[CORPORATE SEAL]                    KNOLOGY OF MONTGOMERY, INC., as Borrower


                                    By:
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------


[CORPORATE SEAL]                    KNOLOGY OF PANAMA CITY, INC., as Borrower


                                    By:
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------


[CORPORATE SEAL]                    KNOLOGY OF AUGUSTA, INC., as Borrower


                                    By:
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------

[Revolving Credit Agreement]

[CORPORATE SEAL]                    KNOLOGY OF CHARLESTON, INC., as Borrower


                                    By:
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------


[CORPORATE SEAL]                    KNOLOGY OF SOUTH CAROLINA, INC., as Borrower


                                    By:
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------


[CORPORATE SEAL]                    KNOLOGY OF ALABAMA, INC., as Borrower


                                    By:
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------


[CORPORATE SEAL]                    KNOLOGY OF FLORIDA, INC., as Borrower


                                    By:
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------


[CORPORATE SEAL]                    KNOLOGY OF HUNTSVILLE, INC., as Borrower


                                    By:
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------

                           [Signature Pages Continue]

[Revolving Credit Agreement]

[CORPORATE SEAL]                    KNOLOGY OF TENNESSEE, INC., as Borrower


                                    By:
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------


[CORPORATE SEAL]                    KNOLOGY OF GEORGOA, INC., as Borrower


                                    By:
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------

[Revolving Credit Agreement]

                                    EXHIBIT B
                                     to the
                      Amended and Restated Credit Agreement
       dated as of October 22, 2002 and effective as of November     , 2002
                                                                 ----
                                  by and among
                            Knology Broadband, Inc.,
                                  as Guarantor,
                     Certain Subsidiaries of the Guarantor,
                                  as Borrowers,
                           the Lenders party thereto,
                                       and
                      Wachovia Bank, National Association,
                               (formerly known as
                           First Union National Bank)
                             as Administrative Agent

                           FORM OF NOTICE OF BORROWING

                               NOTICE OF BORROWING

Wachovia Bank, National Association,
as Administrative Agent
Charlotte Plaza, CP-8
201 South College Street
Charlotte, North Carolina 28288-0680
Attn: Syndication Agency Services

Ladies and Gentlemen:

     This irrevocable Notice of Borrowing is delivered to you by KNOLOGY BROADBAND INC., on behalf of the Borrowers referred to below, under Section 2.2(a) of the Amended and Restated Credit Agreement dated as of October 22, 2002
and effective as of November     , 2002 (as amended, restated or otherwise
                             ----
modified, the "Credit Agreement"), by and among KNOLOGY BROADBAND, INC., a Delaware corporation, as guarantor (the "Guarantor"), certain Subsidiaries of the Guarantor, as borrowers and any Additional Borrowers who may become party thereto (such Subsidiaries and Additional Borrowers being collectively, the "Borrowers"), the Lenders who are or may become a party thereto (the "Lenders"), and WACHOVIA BANK, NATIONAL ASSOCIATION (formerly known as First Union National
Bank), as Administrative Agent for the Lenders.

     1. The Guarantor, on behalf of the Borrowers, hereby requests that the Lenders make a Loan to the Borrowers in the aggregate principal amount of
$             (the "Loan"). (Complete with an amount in accordance with Section
 ------------
2.2(a) of the Credit Agreement.)

     2. The Guarantor, on behalf of the Borrowers, hereby requests that the Loan
be made on the following Business Day:                       . (Complete with a
                                       ----------------------
Business Day in accordance with Section 2.2(a) of the Credit Agreement.)

     3. The Guarantor, on behalf of the Borrowers, hereby requests that the Loan bear interest at the following interest rate, plus the Applicable Margin, as set forth below:

Principal Component   Interest Rate                       Termination Date for
         Of           [Base Rate or    Interest Period     Interest Period (if
        Loan           LIBOR Rate]    (LIBOR Rate only)        applicable)
-------------------   -------------   -----------------   --------------------

     4. The principal amount of all Loans outstanding as of the date hereof (including the requested Loan) does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

     5. All of the conditions applicable to the Loan requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Loan.

     6. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned has executed this Notice of Borrowing
this        day of                ,     .
     ------        ---------------  ----

                                    KNOLOGY BROADBAND, INC., on
                                    behalf of the Borrowers


                                    By:
                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

[Notice of Borrowing]

                                    EXHIBIT C
                                     to the
                      Amended and Restated Credit Agreement
       dated as of October 22, 2002 and effective as of November     , 2002
                                                                 ----
                                  by and among
                            Knology Broadband, Inc.,
                                  as Guarantor,
                     Certain Subsidiaries of the Guarantor,
                                  as Borrowers,
                           the Lenders party thereto,
                                       and
                      Wachovia Bank, National Association,
                               (formerly known as
                           First Union National Bank)
                             as Administrative Agent

                          FORM OF NOTICE OF PREPAYMENT

                              NOTICE OF PREPAYMENT

Wachovia Bank, National Association,
as Administrative Agent
Charlotte Plaza, CP-8
201 South College Street
Charlotte, North Carolina  28288-0680
Attn: Syndication Agency Services

Ladies and Gentlemen:

         This irrevocable Notice of Prepayment is delivered to you by KNOLOGY BROADBAND, INC., on behalf of the Borrowers referred to below, under Section 2.3(c) of the Amended and Restated Credit Agreement dated as of October 22, 2002
and effective as of November     , 2002 (as amended, restated or otherwise
                             ----
modified (the "Credit Agreement"), by and among KNOLOGY BROADBAND, INC., a Delaware corporation, as guarantor (the "Guarantor"), certain Subsidiaries of the Guarantor, as borrowers and any Additional Borrowers who may become party thereto (such Subsidiaries and Additional Borrowers being collectively, the "Borrowers"), the Lenders who are or may become a party thereto (the "Lenders"), and WACHOVIA BANK, NATIONAL ASSOCIATION (formerly known as First Union National
Bank), as Administrative Agent for the Lenders.

     1. The Guarantor, on behalf of the Borrowers, hereby provides notice to the Administrative Agent that the Borrowers shall repay the following [Base Rate
Loans] and/or [LIBOR Rate Loans]:                     . (Complete with an amount
                                  --------------------
in accordance with Section 2.3 of the Credit Agreement.)

     2. The Borrowers shall repay the above referenced Loans on the following
Business Day:                 . (Complete with a Business Day in accordance with
              ----------------
Section 2.3 of the Credit Agreement.)

     3. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this Notice of Prepayment
this        day of         , 20  .
     ------        --------    --

                                    KNOLOGY BROADBAND, INC., on
                                    behalf of the Borrowers


                                    By:
                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT D
                                     to the
                      Amended and Restated Credit Agreement
                dated as of October 22, 2002 ands effective as of
                               November     , 2002
                                        ----
                                  by and among
                            Knology Broadband, Inc.,
                                  as Guarantor,
                     Certain Subsidiaries of the Guarantor,
                                  as Borrowers,
                           the Lenders party thereto,
                                       and
                      Wachovia Bank, National Association,
                               (formerly known as
                           First Union National Bank)
                             as Administrative Agent

                    FORM OF NOTICE OF CONVERSION/CONTINUATION

                        NOTICE OF CONVERSION/CONTINUATION

Wachovia Bank, National Association,
as Administrative Agent
Charlotte Plaza, CP-8
201 South College Street
Charlotte, North Carolina 28288-0680
Attn: Syndication Agency Services

Ladies and Gentlemen:

     This irrevocable Notice of Conversion/Continuation (this "Notice") is delivered to you by Knology Broadband, Inc., on behalf of the Borrowers referred to below, under Section 4.2 of the Amended and Restated Credit Agreement dated
as of October 22, 2002 and effective as of November     , 2002 (as amended,
                                                    ----
restated or otherwise modified, the "Credit Agreement"), by and among KNOLOGY BROADBAND, INC., a Delaware corporation, as guarantor (the "Guarantor"), certain Subsidiaries of the Guarantor, as borrowers and any Additional Borrowers who may become party thereto (such Subsidiaries and Additional Borrowers being collectively, the "Borrowers"), the lenders who are or may become a party thereto (the "Lenders"), and WACHOVIA BANK, NATIONAL ASSOCIATION (formerly known as First Union National Bank), as Administrative Agent for the Lenders.

     1. This Notice is submitted for the purpose of: (Check one and complete applicable information in accordance with the Credit Agreement.)

          [ ] Converting all or a portion of a Base Rate Loan into a LIBOR Rate Loan

          (a)  The aggregate outstanding principal balance of such Loan is
               $               .
                ---------------

          (b)  The principal amount of such Loan to be converted is
               $               .
                ---------------

          (c)  The requested effective date of the conversion of such Loan is
                              .
               ---------------

          (d)  The requested Interest Period applicable to the converted Loan is
                              .
               ---------------

          [ ]  Converting a portion of LIBOR Rate Loan into a Base Rate Loan

          (a)  The aggregate outstanding principal balance of such Loan is
               $               .
                ---------------

          (b)  The last day of the current Interest Period for such Loan is
                              .
               ---------------

          (c)  The principal amount of such Loan to be converted is
               $              .
                --------------

          (d)  The requested effective date of the conversion of such Loan is
                              .
               ---------------

          [ ] Continuing all or a portion of a LIBOR Rate Loan as a LIBOR Rate Loan

          (a)  The aggregate outstanding principal balance of such Loan is
               $              .
                --------------

          (b)  The last day of the current Interest Period for such Loan is
                              .
               ---------------

          (c)  The principal amount of such Loan to be continued is
               $              .
                --------------

          (d)  The requested effective date of the continuation of such Loan is
                              .
               ---------------

          (e)  The requested Interest Period applicable to the continued Loan is
                              .
               ---------------

     2. The principal amount of all Loans outstanding as of the date hereof does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

     3. All of the conditions applicable to the conversion or continuation of the Loan requested herein as set forth in the Credit Agreement have been satisfied or waived as of the date hereof and will remain satisfied or waived to the date of such Loan.

     4. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned has executed this Notice this
                                                                       ------
day of            , 20  .
       -----------    --


                                    KNOLOGY BROADBAND, INC., on
                                    behalf of the Borrowers


                                    By:
                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

[Notice of Conversion/Continuation]

                                    EXHIBIT E
                                     to the
                      Amended and Restated Credit Agreement
       dated as of October 22, 2002 and effective as of November     , 2002
                                                                 ----
                                  by and among
                            Knology Broadband, Inc.,
                                  as Guarantor,
                     Certain Subsidiaries of the Guarantor,
                                  as Borrowers,
                           the Lenders party thereto,
                                       and
                      Wachovia Bank, National Association,
                               (formerly known as
                           First Union National Bank)
                             as Administrative Agent

                    FORM OF OFFICER'S COMPLIANCE CERTIFICATE

                        OFFICER'S COMPLIANCE CERTIFICATE

     KNOLOGY BROADBAND, INC., a Delaware corporation, on behalf of the Borrowers referred to below, hereby certifies to Wachovia Bank, National Association (formerly known as First Union National Bank), as Administrative Agent ("Wachovia"), and the Lenders, each as defined in the Credit Agreement, as follows:

     1. This Certificate is delivered to you pursuant to Section 7.2 of the Amended and Restated Credit Agreement dated as of October 22, 2002 and effective
as of November    , 2002 (as amended, restated or otherwise modified, the
               ---
"Credit Agreement"), by and among KNOLOGY BROADBAND, INC., as guarantor (the "Guarantor"), certain Subsidiaries of the Guarantor, as borrowers and any Additional Borrowers who may become party thereto (such Subsidiaries and Additional Borrowers being collectively, the "Borrowers"), the lenders party thereto and Wachovia, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

     2. I have reviewed the financial statements of the Loan Parties dated as of
                and for the                 period[s] then ended and such
---------------             ---------------
statements fairly present in all material respects the financial condition of the Loan Parties as of the dates indicated and the results of their operations and cash flows for the period[s] indicated.

     3. I have reviewed the terms of the Credit Agreement, the Notes and the related Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the Loan Parties during the accounting period covered by the financial statements referred to in Paragraph 2 above. Such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes a Default or an Event of Default, nor do I have any knowledge of the existence of any such condition or event as at the date of this Certificate [except, if such condition or event existed or exists, describe the nature and period of existence thereof and what action the Loan Parties have taken, are taking and propose to take with respect thereto].

     4. The Applicable Margin and calculations determining such figure are set forth on the attached Schedule 1 and the Loan Parties are in compliance with the financial covenants contained in Article IX of the Credit Agreement as shown on such Schedule 1.

     WITNESS the following signature as of the       day of          , 20   .
                                               -----        ---------    ---

     KNOLOGY BROADBAND, INC., on behalf of the Borrowers


                                          By:
                                             -----------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

[Officer's Compliance Certificate]

                                   Schedule 1
                                       to
                        Officer's Compliance Certificate

                                    EXHIBIT F
                                     to the
                      Amended and Restated Credit Agreement
       dated as of October 22, 2002 and effective as of November    , 2002
                                                                 ---
                                  by and among
                            Knology Broadband, Inc.,
                                  as Guarantor,
                     Certain Subsidiaries of the Guarantor,
                                  as Borrowers,
                           the Lenders party thereto,
                                      and
                      Wachovia Bank, National Association,
                               (formerly known as
                           First Union National Bank)
                             as Administrative Agent

                        FORM OF ASSIGNMENT AND ACCEPTANCE

                            ASSIGNMENT AND ACCEPTANCE

                                 Dated
                                       ---------------

     Reference is made to the Amended and Restated Credit Agreement dated as of
October 22, 2002 and effective as of November    , 2002 (as amended, restated or
                                              ---
otherwise modified, the "Credit Agreement"), by and among KNOLOGY BROADBAND, INC., a Delaware corporation, as guarantor (the "Guarantor"), certain Subsidiaries of the Guarantor, as borrowers and any Additional Borrowers who may become party thereto (such Subsidiaries and Additional Borrowers being collectively, the "Borrowers"), the Lenders who are or may become a party thereto, and WACHOVIA BANK, NATIONAL ASSOCIATION (formerly known as First Union National Bank), as Administrative Agent for the Lenders. Capitalized terms used herein which are not defined herein shall have the meanings assigned thereto in the Credit Agreement.

                                                                (the "Assignor")
     -----------------------------------------------------------
and                                           (the "Assignee") agree as follows:
    -----------------------------------------

     1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, as of the Effective Date (as
defined below), a      % interest in and to all of the Assignor's interest,
                  ----
rights and obligations with respect to its Commitment and Loans under the Credit
Agreement and the other Loan Documents and the Assignor thereby retains     % of
                                                                        ----
its interest therein. This Assignment and Acceptance is entered pursuant to, and authorized by, Section 14.10(b) of the Credit Agreement.

     2. The Assignor (i) represents that, as of the date hereof, its Commitment Percentage (without giving effect to assignments thereof which have not yet
become effective) under the Credit Agreement is    %, and the outstanding
                                                ---
balance of its Loans (unreduced by any assignments thereof which have not yet
become effective) under the Credit Agreement is $          ; (ii) makes no
                                                 ----------
representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that the Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Loan Parties or the performance or observance by the Loan Parties of any of their obligations under the Credit Agreement or any other Loan Document; and (iv) attaches the Note delivered to it under the Credit Agreement and requests that the Borrowers exchange such Note for new Notes payable to each of the Assignor and the Assignee as follows:

     Note Payable to the Order of:    Principal Amount of Note:

                                      $
     -----------------------------     -----------------------------------------

                                      $
     -----------------------------     -----------------------------------------

     3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor or any other Lender or the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) confirms that it is an Eligible Assignee; (v) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender; and (vii) agrees to hold all confidential information in a manner consistent with the provision of Section 14.10(g) of the Credit Agreement.

     4. The effective date for this Assignment and Acceptance shall be as set forth in Section 1 of Schedule I hereto (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent to the extent required by the Credit Agreement, for consent by the Administrative Agent and the Borrowers, acceptance and recording in the Register.

     5. Upon such consents, acceptance and recording, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and the other Loan Documents to which Lenders are parties and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender under each such agreement, and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents; provided, that to the extent that the Assignor retains any portion of its Commitment, its rights and obligations under the Credit Agreements and the other Loan Documents with respect to such retained portion of its Commitment shall continue to be of full force and effect.

     6. Upon such consents, acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

     7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE DEEMED TO BE A CONTRACT UNDER SEAL AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.


                                           ASSIGNOR:


                                           -------------------------------------


                                           By:
                                              ----------------------------------
                                           Title:
                                                 -------------------------------


                                           ASSIGNEE:


                                           -------------------------------------


                                           By:
                                              ----------------------------------
                                           Title:
                                                 -------------------------------

[Assignment and Acceptance]

Acknowledged and Consented to:

KNOLOGY BROADBAND, INC., on behalf
of the Borrowers


By:
   ---------------------------------------
   Name:
        ----------------------------------
   Title:
         ---------------------------------


Consented to and Accepted:

WACHOVIA BANK, NATIONAL ASSOCIATION
(formerly known as First Union National Bank), as Administrative Agent


By:
   ---------------------------------------
   Title:
         ---------------------------------

[Assignment and Acceptance]

                                   Schedule I
                                       to
                            Assignment and Acceptance

1.   Effective Date                                                       ,
                                                              ------------  ----

2.   Assignor's Interest
     Prior to Assignment

     (a)  Commitment Percentage                                                %
                                                                        --------

     (b)  Outstanding balance of Loans                             $
                                                                    ------------

3.   Assigned Interest (from Section 1 of the Assignment
        and Acceptance) of Loans                                               %
                                                                     -----------

4.   Assignee's Loans
     After Effective Date

          Total Outstanding balance of
          Assignee's Loans
          (line 2(b) times line 3)                                 $
                                                                    ------------

     5.   Retained Interest of Assignor after
     Effective Date

     (a)  Retained Interest (from Section 1 of the
          Assignment and Acceptance) of
          Commitment Percentage                                                %
                                                                        --------

     (b)  Outstanding balance of Assignor's Loans
          (line 2(b) times line 5(a))                              $
                                                                    ------------

6.   Payment Instructions

          (a)  If payable to Assignor,
               to the account of Assignor to:

               -------------------------------------------

               -------------------------------------------
               ABA No.:
                        ----------------------------------
               Account Name:
                             -----------------------------
               Acct. No.
                         ---------------------------------

               Attn:
                     -------------------------------------
               Ref:
                    --------------------------------------

          (b)  If payable to Assignee, to the account
               of Assignee to:


               -------------------------------------------

               ABA No.:
                        ----------------------------------
               Account Name:
                             -----------------------------
               Account No.:
                            ------------------------------
               Ref:
                    --------------------------------------

                                    EXHIBIT G
                                     to the
                      Amended and Restated Credit Agreement
       dated as of October 22, 2002 and effective as of November    , 2002
                                                                 ---
                                  by and among
                            Knology Broadband, Inc.,
                                  as Guarantor,
                     Certain Subsidiaries of the Guarantor,
                                  as Borrowers,
                           the Lenders party thereto,
                                       and
                      Wachovia Bank, National Association,
                               (formerly known as
                           First Union National Bank)
                             as Administrative Agent

                      FORM OF NOTICE OF ACCOUNT DESIGNATION

                          NOTICE OF ACCOUNT DESIGNATION

                                 Dated
                                       -----------------------------------------
Wachovia Bank, National Association,
as Administrative Agent
Charlotte Plaza, CP-8
201 South College Street
Charlotte, North Carolina  28288-0680
Attn: Syndication Agency Services

Ladies and Gentlemen:

     This Notice of Account Designation is delivered to you by KNOLOGY BROADBAND, INC., on behalf of the Borrowers referred to below, under Section 2.2(b) of the Credit Agreement dated as of October 22, 2002 and effective as of
November     , 2002 (as amended, restated or otherwise modified, the "Credit
         ----
Agreement") by and among KNOLOGY BROADBAND, INC., a Delaware corporation, as guarantor (the "Guarantor"), certain Subsidiaries of the Guarantor, as borrowers and any Additional Borrowers who may become party thereto (such Subsidiaries and Additional Borrowers being collectively, the "Borrowers"), the Lenders who are or may become a party thereto, and WACHOVIA BANK, NATIONAL ASSOCIATION (formerly known as First Union National Bank), as Administrative Agent for the Lenders.

     The Administrative Agent is hereby authorized to disburse all Loan proceeds into the following account(s):

                  Bank:
                       ---------------------------------------------------------
                  ABA Routing Number:
                                     -------------------------------------------
                  Account number:
                                 -----------------------------------------------

     2. This authorization shall remain in effect until revoked or until a subsequent Notice of Account Designation is provided to the Administrative Agent.

     3. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this Notice of Account
Designation this      day of                         ,       .
                -----        ------------------------  ------


                                            KNOLOGY BROADBAND, INC., on
                                               behalf of the Borrowers


                                            By:
                                               ---------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------

                                    EXHIBIT H
                                     to the
                      Amended and Restated Credit Agreement
       dated as of October 22, 2002 and effective as of November    , 2002
                                                                 ---
                                  by and among
                            Knology Broadband, Inc.,
                                  as Guarantor,
                     Certain Subsidiaries of the Guarantor,
                                  as Borrowers,
                           the Lenders party thereto,
                                       and
                      Wachovia Bank, National Association,
                               (formerly known as
                           First Union National Bank)
                             as Administrative Agent

                          FORM OF COLLATERAL ASSIGNMENT

                                    EXHIBIT I
                                     to the
                      Amended and Restated Credit Agreement
       dated as of October 22, 2002 and effective as of November    , 2002
                                                                 ---
                                  by and among
                            Knology Broadband, Inc.,
                                  as Guarantor,
                     Certain Subsidiaries of the Guarantor,
                                  as Borrowers,
                           the Lenders party thereto,
                                       and
                      Wachovia Bank, National Association,
                               (formerly known as
                           First Union National Bank)
                             as Administrative Agent

                          FORM OF COLLATERAL AGREEMENT

                                    EXHIBIT J
                                     to the
                      Amended and Restated Credit Agreement
       dated as of October 22, 2002 and effective as of November    , 2002
                                                                 ---
                                  by and among
                            Knology Broadband, Inc.,
                                  as Guarantor,
                     Certain Subsidiaries of the Guarantor,
                                  as Borrowers,
                           the Lenders party thereto,
                                       and
                      Wachovia Bank, National Association,
                               (formerly known as
                           First Union National Bank)
                             as Administrative Agent

                         FORM OF REAFFIRMATION AGREEMENT